UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934 (Amendment No. )

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IDEXX Laboratories, Inc.

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Notice of 2017 Annual Meeting of Stockholders & Proxy Statement

Wednesday, May 3, 2017, 1:00 p.m., Eastern Time

March 23, 2017 Dear Fellow Stockholders,	Jonathan W. Ayers President, Chief Executive Officer and Chairman of the Board of Directors

We completed an exceptional year at IDEXX in 2016 and enter 2017 with tremendous momentum, continuing to drive the flywheel of enduring growth that characterizes the IDEXX business model. In early 2017 we also received significant recognition of our success as a publicly traded company: IDEXX was added to both the S&P 500, the premier benchmark for large-cap U.S. equities, as well as the NASDAQ-100 Index, which includes the 100 largest non-financial NASDAQ-listed companies based on market capitalization.

During 2016, we remained true to our core values and continued to extend our track record of strong organic growth. Our 2016 revenues grew 11% as compared to the prior year, while we also expanded our operating margins and increased cash flow generation. In addition, we reached significant landmarks in our U.S. companion animal group (CAG) revenues and global Water business revenues in 2016: they surpassed $1 billion and $100 million, respectively.

We attribute our extraordinary 2016 success primarily to our continued focus on creating exceptional value for our stockholders through disciplined execution of our long-term strategy:

●

Focusing on our existing, highly attractive markets – including the veterinary diagnostic, software and data segment of the pet healthcare market – which we believe will continue to grow faster than the general economy over the long term due to global, macro trends – including the increasingly close emotional bonds pet owners share with their four-legged family members;

●

Growing our global leadership positions in the market segments we serve through the continuous introduction of new innovation, building on a comprehensive and integrated set of first and only offerings to the pet healthcare and other markets, which in turn create and grow new product market categories;

●

Generating market growth and fostering customer loyalty through advancements in medical standards in pet healthcare, through a direct presence with veterinarians in the major global economies, with continuous, measured expansion of our industry leading sales, marketing and customer support capability over time;

●	Increasing growth of the durable and profitable recurring revenue streams, which comprise approximately 87% of our total revenues; and
●

Expanding our margins gradually and consistently -- while supporting-high return investments toward our long-term business potential -- and expanding cash flow generation, supporting a disciplined capital allocation strategy.

Our consistent strategic focus and strong execution, through a growing group of over 7,000 highly committed and talented IDEXX employees, has delivered exceptional returns for our stockholders over time, reflected in the 22% compound average annual growth of our stock over the past 15 years, an accomplishment matched by few other members of the S&P 500.

Enhancing the Health and Well-Being of Pets through Innovative Diagnostic and Software Technologies, Data and Global Leadership

We believe that our innovative diagnostic and software technology products and services and the data they generate enhance the health and well-being of pets and the people who love them by raising the standard of veterinary care. Our software solutions improve the efficiency, management and performance of veterinary practice operations. In addition, our position as a global leader in this market segment enables us to deliver integrated product and service offerings that span diagnostic modalities – leveraging integrated data management and insight – which we believe further enhances the health and well-being of pets and is valuable to our veterinary customers.

Through our industry-leading diagnostic innovations, such as the IDEXX Catalyst One® Chemistry Analyzer, the IDEXX SDMA® Test and the SediVue Dx® Urine Sediment Analyzer, we are elevating the standard of care, including the early detection, diagnosis and management of diseases that affect dogs and cats. Through our software offerings, including Cornerstone® Practice Management Software and VetConnect® PLUS, and our cloud-based practice systems, including IDEXX Neo®

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Software, IDEXX Animana and Petly® Plans, we are helping veterinarians advance the management and marketing of their practices, supporting their practice growth and staff productivity, improving access to diagnostic and medical information and improving practice profitability. Raising the standard of care and supporting a veterinary practice’s medical and business processes drive the practice’s overall growth, and thus our growth, while also supporting the expansion of the veterinary diagnostic segment of the pet healthcare market.

Growing our Global Leadership Position and Creating New Product Markets through Sustained Investment in Innovation

Intelligent, disciplined innovation, fostered by a culture that supports and rewards an entrepreneurial spirit, is fundamental to our success and supports the growth of our global leadership positions in the market segments we serve. Through our close connections to our veterinarian customers, our industry-leading investments in research and development (R&D) and our refined R&D and new product development capability gained through our cumulative experience over several decades, we are able to offer unique, proprietary solutions that enable veterinary care providers to practice advanced medical care, demonstrate the value of diagnostics to pet owners and better manage their veterinary practices. Our R&D investment represents more than 80% of the veterinary diagnostics industry’s R&D investment:

Focus on the Growing Pet Healthcare Market

Although we serve a number of attractive markets, global pet healthcare is our primary market, representing 86% of our total revenues in 2016. The long-term growth of the pet healthcare market is driven by:

●	The enduring bond between pets and their owners;
●	Pet owners’ ever-increasing desire to spend on the health and well-being of pets, supported by the even stronger bonds that many millennials share with their four-legged family members;
●	Veterinary care providers’ ability to provide an ever-advancing standard of care to pet owners, and their ability to communicate this value to pet owners, who are the payers of pet care worldwide;
●	Our innovations that expand the veterinarian’s medical tool kit, increasing the available standard of care, and our field resources that support veterinarians’ adoption of these innovations;
●	Educating pet owners on the value of diagnostic testing in the delivery of pet care, including preventive care;
●	Growing awareness of the importance of pet healthcare globally; and
●	Pet owners outside the U.S. experiencing and enjoying a rising standard of living.

* VCA, Inc. does not report any R&D investment in its filings with the U.S. Securities and Exchange Commission (“SEC”).
(1) Source: Heska Corporation’s filings with the SEC.
(2) Source: Abaxis Inc.’s filings with the SEC.
(3) Source: IDEXX’s filings with the SEC.

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Our cumulative R&D investment of approximately $1 billion over the last 15 years, and the competencies in product development that we have built over time and with experience, have enabled IDEXX to introduce innovative CAG products that we expect will continue to grow our profitable recurring diagnostic revenues for many years, including:

●

IDEXX Catalyst One Chemistry Analyzer – IDEXX Catalyst One Chemistry Analyzer, our next generation chemistry analyzer, offers the capability of our Catalyst Dx® platform to a broader audience. Through this innovative product offering, we expanded the market for our Catalyst technology, which enables our veterinary customers to test and deliver real-time results to patients from a blood sample drawn during the patient visit. By the end of 2016, we had a worldwide installed base of over 24,500 Catalyst analyzers, and we believe that significant placement opportunities remain for our Catalyst platform globally.

●

IDEXX SDMA Test – The IDEXX SDMA Test advances veterinary care by enhancing the way that veterinarians diagnose and treat disease, including kidney disease. Kidney disease is to pets as heart disease is to humans: a major health concern. In pets, kidney disease is often a secondary consequence of several other diseases, including urinary and other infections, thyroid, cardiac and certain cancers. SDMA is the most sensitive marker available today for identifying kidney disease. With the ability to detect kidney disease much earlier and in more pets, veterinarians have more options to diagnose, treat and manage not only kidney disease but asignificant number of these related illnesses. We believe the IDEXX SDMA Test – which is included in our reference laboratories’ routine chemistry panels – highly differentiates IDEXX’s diagnostic offering. In addition, we are working to make the IDEXX SDMA Test available to our customers in their practices by adding SDMA testing to our Catalyst platform, and we expect to launch this innovation at the end of 2017.

●

SediVue Dx Urine Sediment Analyzer – The SediVue Dx Urine Sediment Analyzer brings automation, speed and consistency to urinalysis, a traditionally laborious and variable process. It uses proprietary image processing algorithms similar to facial recognition technology to identify clinically relevant particles found in urine and captures high-contrast digital images that become part of the permanent patient record. We successfully launched the SediVue Dx Urine Sediment Analyzer in North America, the UK and Australia in 2016, and this new product contributed approximately 2% to overall revenue growth in 2016. We believe that demand will continue to be strong as we complete our international launch in 2017.

These innovations, along with our many other advancements in diagnostics and veterinary software applications – such as SNAP Pro® for automating rapid assay testing, advanced fecal antigen and molecular diagnostics menu, advances in VetConnect PLUS for both test requisition and results analysis, and IDEXX Neo, IDEXX Animana, Web PACS and IDEXX Pet Health Network® Pro and Petly Plans, our cloud-based practice software offerings – also highly differentiate our integrated diagnostics portfolio of products and services from those of our competitors.

Generating Market Growth and Fostering Customer Loyalty Through Our Industry-Leading Commercial Capability

We are committed to developing and maintaining strong relationships with our veterinarian customers through continuous, direct contact, which we believe drives broader adoption of our products and services and maintains a high level of customer loyalty. To foster strong, personal relationships with the veterinarians we serve, we transitioned to an all-direct sales strategy in the U.S. on January 1, 2015 and executed similar all-direct strategies and expansions in field sales and marketing presence in international markets over the past few years. We believe that the transformation of our U.S. commercial model, and the investments we have made internationally, have positioned us exceptionally well for sustained growth of our CAG revenues.

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After successfully implementing our all-direct domestic strategy in 2014 and 2015, we have continued to invest in the U.S commercial organization–expanding and increasing our capabilities in serving our U.S. veterinarian customers. Over the last three years, our U.S. CAG field-based professional staffing has grown 75%:

*Includes all field-based sales and technical services headcount, excluding management, as of December 31.

As a result of this expansion, in 2016 we conducted over 250,000 in person visits with veterinary practices with our field based professionals, or an average of roughly ten visits for every independent veterinary practice in the U.S. market. In addition, we continued to augment our commercial efforts in both U.S. and international markets and invested in our global marketing organization – including hiring an experienced Chief Marketing Officer to lead our commercial marketing efforts worldwide.

These historical and 2016 investments yielded strong returns for the year:

●	Organic revenue growth for the company was 11%,[1] supported by CAG Diagnostics recurring revenue growth of 12%;
●	We placed a record number of premium instruments globally:
o

More than 5,000 Catalyst® chemistry analyzers, resulting in a 23% year-over-year growth in our global Catalyst installed base of 24,500 instruments – the majority of our approximately 43,000 chemistry instruments installed base as of the end of 2016.

o	A record number of premium hematology instruments, resulting in a worldwide installed base of approximately 23,500 instruments as of December 31, 2016.
o	1,575 SediVue Dx Urine Sediment Analyzers, the first-and-only in-house urine sediment analyzer for the pet healthcare market.
●

We ran approximately 5.2 million IDEXX SDMA kidney screening tests in our reference laboratories worldwide, more than twice the number we ran in 2015, supporting strong growth in our reference laboratory business.

●	We launched a series of other new product innovations, including advanced software capabilities for our diagnostic and software offerings alike.

We also continued expanding our market presence globally, capitalizing on the opportunity to enhance pet healthcare worldwide. While a larger number of pets are members of households outside the U.S., international companion animal diagnostic utilization is typically much lower, as the international market is generally much earlier in the pet healthcare adoption cycle than in the U.S., even though pet owners throughout the world love their pets. We believe that supporting the expansion of the international pet healthcare market through our investment in technology and commercial resources represents a unique opportunity for us to create sustainable, long-term value for our stockholders.

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Increasing our Enduring, Profitable Recurring Revenue Streams and Expanding our Profits and Cash Flow, Supporting Disciplined Capital Allocation

Because many of the products and services in our CAG business (which represented 86% of our total 2016 revenue) – including reference lab services, instrument consumables and rapid assay test kits - generate revenue for our customers and us each time they are used, they represent recurring revenue streams. Recurring CAG diagnostic revenue (which represented 72% of our total 2016 revenue) is growing, scalable, and highly profitable. This recurring stream of revenues is the foundation of our economic model and supports our continued strong financial performance. Given the growth of these revenue streams, supported by an expanding pet healthcare market and broader adoption of our products and services, we have a unique opportunity to continue to deliver strong value for our stockholders as we grow and scale the business.

Continued expansion of our recurring revenue streams – supported by our continued focus on investing to grow our attractive, core businesses -- has enabled us to consistently drive high growth in earnings per share and strong free cash flow. We increased diluted earnings per share by approximately 19% in 20162, with an adjusted constant currency EPS growth of 25% year over year.3 Solid operating margin improvement of 100 basis points (or 170 basis points of improvement on an adjusted constant currency basis),4 strong cash flow generation and optimization of our capital structure supported allocation of capital to share repurchases after providing for the growth needs of the business in R&D and capital investment. This performance is above the high end of our long-term goals for EPS growth, reflected in our long-term financial potential model:5

Revenue Growth 10%+	+	Operating Margin Expansion 50 - 100 bps	+	Capital Allocation Leverage 2% - 3% Incremental EPS Growth	Long-Term EPS Growth Potential 15% - 20%+

Over the last three years, we have delivered strong profit results while advancing investment in our high-return core businesses and transforming our commercial model in the U.S. Over this same three-year period, we allocated $1.3 billion to repurchase 18% of our outstanding shares at an average price of $72 per share.6 Our disciplined approach to capital allocation resulted in a 21% after-tax return on invested capital in 2016, reinforcing the attractiveness of our business strategy and focus.7

A full review of our 2016 financial performance can be found in the financial statements contained in our 2016 Annual Report on Form 10-K, which is accessible on our company’s website (www.idexx.com) and was filed with the SEC on February 17, 2017.

Strong Governance and Executive Compensation Practices

We are committed to strong governance and executive compensation practices, which we believe support long-term stockholder value. Some highlights include robust stock ownership guidelines for our Directors and executives, risk oversight by the Board and a commitment to nominating and retaining independent Directors who have the right mix of skills, experience, knowledge and diverse backgrounds that best enables the Board to fulfill its responsibilities to our stockholders.

This commitment to robust Board composition is demonstrated by the addition of five new independent Directors to our Board over the last five years, each of whom brings new skills and perspectives to our Board. A more comprehensive discussion of our governance and executive compensation practices can be found beginning on pages 27 and 49, respectively.

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Looking Ahead

We believe that the strong foundation and innovative approach to the veterinary diagnostic, software and data market that we have built through 2016 will support sustained revenue growth and continued profitability in 2017 and for years to come.

All of us at IDEXX remain committed to our Purpose: to be a great company that creates exceptional long-term value for our customers, employees and stockholders by enhancing the health and well-being of pets, people and livestock.

Sincerely,

____________________
[1]	Information regarding organic revenue growth and its calculation is provided in Appendix A.
[2]	This increase in our diluted earnings per share reflects the effect of the two-for-one split of our common stock effected in the form of a common stock dividend paid on June 15, 2015 (the “Stock Split”).
[3]	Information regarding adjusted constant currency EPS growth and its calculation is provided in Appendix A.
[4]	Information regarding adjusted of constant currency operating margin improvement and its calculation is provided in Appendix A.
[5]	The projections in our long-term financial potential model assume that foreign currency exchange rates will remain the same.
[6]	The average purchase price per share of our stock has been adjusted for the effect of the Stock Split on stock price.
[7]	Information regarding after-tax return on invested capital and its calculation is provided in Appendix A.

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* * * *

BASIS OF PRESENTATION

IDEXX Laboratories, Inc. is a Delaware corporation incorporated in 1983 with principal executive offices located at One IDEXX Drive, Westbrook, Maine 04092. Unless the context indicates otherwise, references in this Proxy Statement to “we”, “us”, “our”, the “Company” or “IDEXX” refer to IDEXX Laboratories, Inc. and its consolidated subsidiaries. Our website is located at www.idexx.com. References to our website in this Proxy Statement are inactive textual references only and the contents of our website are not incorporated by reference into this Proxy Statement for any purpose.

2017 Proxy Statement	7

Proxy Summary

This summary highlights selected information that is contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider prior to voting your shares. You should carefully read both this entire Proxy Statement and our 2016 Annual Report on Form 10-K filed with the SEC on February 17, 2017 before voting.

2017 Annual Meeting Information

Date and Time: Wednesday, May 3, 2017, 1:00 p.m., Eastern Time
Location: Virtual meeting only online via webcast at www.virtualshareholdermeeting.com/IDXX2017

Stockholder Voting Matters Summary

Proposal	Board Vote Recommendation	Page Number for More Information
Proposal One – Election of Directors	FOR each nominee	19
Proposal Two – Ratification of Appointment of Independent Registered Public	FOR	43
Accounting Firm
Proposal Three – Advisory Vote to Approve Executive Compensation	FOR	46
Proposal Four – Advisory Vote on the Frequency of Advisory Vote to	FOR the option of	47
Approve Executive Compensation	ONCE EVERY YEAR

How to Vote

It is important that your shares be represented and voted at the 2017 Annual Meeting. You can submit a proxy by telephone or Internet. Alternatively, you may request a paper proxy card by calling the appropriate number set forth below, which you may complete, sign and return by mail. Registered holders and beneficial owners of our stock will be able to vote their shares electronically at the annual meeting, which will be a completely virtual meeting of stockholders online.

For registered holders: (Your shares are registered in your name with our transfer agent American Stock Transfer & Trust Company)

BY TELEPHONE
In the U.S., you can vote your shares toll-free by calling 1-800-690-6903.*

BY INTERNET
You can vote your shares online before the meeting at www.proxyvote.com. During the meeting you can vote your shares at www.virtualshareholdermeeting.com/IDXX2017.*

BY MAIL
You can vote by mail using a paper proxy card which you may request by calling 1-800-579-1639 or by email at sendmaterial@proxyvote.com.
For beneficial owners: (You hold your shares in a brokerage account or by a bank or other holder of record (that is, in “street name”))

BY TELEPHONE
You can vote your shares toll-free by calling 1-800-454-8683.*

BY INTERNET
You can vote your shares online before the meeting at www.proxyvote.com. During the meeting you can vote your shares at www.virtualshareholdermeeting.com/IDXX2017.*

BY MAIL
You can vote by mail by using the paper proxy card or voting instruction form. Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

* You will need your 16-digit control number available from the Notice sent to you from Broadridge.

Whether you are a registered holder or a beneficial owner, you may vote online at the 2017 Annual Meeting. You will need to enter your control number (included in your Notice of Internet Availability, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the 2017 Annual Meeting. Even if you plan to attend the 2017 Annual Meeting over the Internet, we encourage you to vote in advance by telephone, over the Internet or by mail as described above. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the virtual meeting.

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PROXY SUMMARY

Proposal One

Election of Directors
The Board has nominated Dr. Rebecca M. Henderson, Mr. Lawrence D. Kingsley and Dr. Sophie V. Vandebroek to serve as Class II Directors with a term expiring at the 2020 Annual Meeting.

Name	Age	Director Since	Independent	Committees	Other Current Public Company Board Service
Rebecca M. Henderson, PhD John and Natty McArthur University Professor at Harvard University	56	July 2003	✓	Finance (Chair) Nominating and Governance	Amgen, Inc.
Lawrence D. Kingsley Advisory Director to Berkshire Partners LLC	54	October 2016	✓	Compensation Finance	Polaris Industries Inc. Rockwell Automation, Inc.
Sophie V. Vandebroek, PhD Chief Operating Officer, IBM Research	55	July 2013	✓	Finance Nominating and Governance	-

The Board of Directors recommends a vote FOR the three director nominees up for election
>> See page 21 for further information about our director nominees

Notable Corporate Governance Highlights

We believe that a commitment to high ethical standards and good governance practices contributes to increasing stockholder value by:

●	Strengthening Board and management accountability;
●	Promoting alignment with the long-term interests of our stockholders; and
●	Helping to maintain our stockholders’ trust in our company.

Our engaged, diverse and independent Board has implemented and maintained strong corporate governance policies, including prohibitions on pledging, hedging and short sales and a majority-voting standard in uncontested elections. In addition, the Board actively oversees the development and execution by management of long-term strategies for durable growth and stockholder value creation, as well as playing a key oversight role in risk management. We believe that the Board’s stewardship in these areas have enabled the Company to achieve its strong financial performance relative to its peers and the S&P 500 Index.

For more information about our corporate governance policies and practices, please see the Corporate Governance section of this Proxy Statement beginning on page 27.

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PROXY SUMMARY

Board Composition and Skills

The following summarizes key information regarding the composition and qualifications of our Board, assuming the re-election of our Class II Directors at the 2017 Annual Meeting and the previously announced retirement of two of our Directors at the 2017 Annual Meeting, as described below on page 21 under the heading “Director Nominees and Board Biographies.”

Proposal Two

Ratification of Appointment of Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP (“PwC”) has been appointed to serve as our independent registered public accounting firm for 2017, and while not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. The following table summarizes the fees for services provided by PwC during 2016 and 2015.

	Fiscal Years Ended December 31,
	2016	2015
Audit fees	$1,861,133	$1,914,115
Audit-related fees	–	–
Tax fees	369,691	454,052
All other fees	–	–
	$2,230,824	$2,368,167

The Board of Directors recommends a vote FOR this item
>> See page 43 for further information about our independent auditors

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PROXY SUMMARY

Proposal Three

Advisory Vote to Approve Executive Compensation (“say-on-pay”)

We are asking our stockholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed herein. At our 2016 Annual Meeting, our stockholders voted 99.1% in favor of approving the compensation of our named executive officers, which approval percentage ranks among the highest of the peer group of companies utilized by the Compensation Committee for competitive benchmarking purposes.

The Board of Directors recommends a vote FOR this item
>> See below and page 49 for further information about our executive compensation program

Proposal Four

Advisory Vote on the Frequency of an Advisory Vote to Approve Executive Compensation (“say-on-frequency”)

We are asking our stockholders to approve, on an advisory (non-binding) basis, how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal Three of this Proxy Statement.

The Board of Directors recommends a vote FOR the option of ONCE EVERY YEAR as the frequency with which stockholders are provided an advisory vote on executive compensation

>> See below and page 47 for further information about this proposal

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PROXY SUMMARY

2016 Financial Performance Highlights

The following is an overview of our 2016 financial performance highlights and our Total Stockholder Return since 2011. For more complete information, please review our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 17, 2017. The Total Stockholder Return graph compares our total stockholder returns, the Total Return for the Standard & Poor’s (“S&P”) 500 Index, the Total Return for the S&P 500 Health Care Index and the Total Return for the NASDAQ Stock Market Index (U.S. Companies) prepared by the Center for Research in Security Prices (the “NASDAQ Index”). This graph assumes the investment of $100 on December 31, 2011, in IDEXX’s common stock, the S&P 500 Index, the S&P 500 Health Care Index and the NASDAQ Index and assumes dividends, if any, are reinvested. Measurement points are the last trading days of the years ended December 2011 to 2016.

*	Total Stockholder Return is defined as: (adjusted close share price end of period – adjusted close share price start of period) / share price start of period.

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PROXY SUMMARY

Executive Compensation Highlights

These executive compensation highlights should be read in connection with the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis section, for additional information about our executive compensation philosophy and program and the compensation awarded to each of our named executive officers, beginning on page 49.

Our Executive Compensation Philosophy and Program

Our executive compensation philosophy is simple – we want to attract, motivate and retain talented executives who are aligned with and passionate about our purpose: to be a great company that creates exceptional long-term value for our customers, employees and stockholders by enhancing the health and well-being of pets, people and livestock.

We believe that executing this philosophy through our executive compensation program and practices, including a strong focus on pay-for-performance based compensation elements, will support long-term stockholder value creation through driving our strategy of innovation, continued revenue growth, margin improvement and efficient capital allocation.

Key Elements of Our Executive Compensation Program

Our executive compensation program consists of three key elements, which in total are targeted at the median of our competitive market. Because it relates most directly to the creation of stockholder value over time, variable compensation is a higher percentage of total compensation for our named executive officers than for our other employees.

Executive Compensation Mix

The total 2016 direct compensation mix for our Chief Executive Officer and our other named executive officers is:

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PROXY SUMMARY

Performance-Based Cash Bonus

The target amount of the performance-based cash bonus award for each named executive officer is a percentage of his or her annual base salary, and the award amount is capped at 200% of this target.

Performance-based cash bonuses are calculated based on the achievement of both financial and non-financial performance goals.

●

Our financial performance goals measure our executives’ performance against measurements of stockholder value drivers, including organic revenue growth, operating profit and earnings per share, and collectively constitute 50% of the bonus award factor determination.

●

Our non-financial performance goals are designed to support near-term performance of our long-term business objectives, including implementation of commercial strategies, advancement of key talent and engagement initiatives and hiring and development of key leadership talent, including gender and ethnically diverse talent, and collectively constitute 50% of the bonus award factor determination.

In 2016, the overall performance-based award factor was calculated as 154.5% for our Chief Executive Officer and in the range of 144% to 177.8% for our other named executive officers based on achievement of the financial and non-financial performance metrics. These percentages were then applied to each named executive officer’s target bonus amounts to calculate the payment of the performance-based cash bonus payment to each such named executive officer.

Equity Based Long-Term Incentives

Our equity-based long-term incentives consist of stock options and restricted stock units. These equity incentives have a five-year vesting schedule, which is longer than typical market practice, and are more heavily weighted in the form of stock options for our senior executives. We believe that these types of equity incentives drive closer alignment with our stockholders’ long-term interests.

Since 2016, all restricted stock units granted to our named executive officers as part of our long-term equity incentive program have been performance-based. These performance-based restricted stock units are intended to be eligible to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The vesting of these restricted stock units is subject to the achievement of a specified financial performance target for the fiscal year in which the restricted stock units were granted. If this target is not met, then these awards will be forfeited.

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PROXY SUMMARY

CEO Compensation

CEO Equity Ownership

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PROXY SUMMARY

Executive Compensation Program at a Glance

We highlight below some of the key objectives, practices and policies of our executive compensation program, as well as some compensation practices that we have not implemented because we believe that they would not serve the long-term interests of our stockholders:

“Pay-for-Performance” Executive Compensation Program Design

Approximately 80% of 2016 target total direct compensation for our Chief Executive Officer and other named executive officers is in the form of annual performance-based cash bonuses and long-term equity incentives, the value of which is variable and directly tied to our performance.

In 2016, performance-based restricted stock units, instead of solely time-based restricted stock units, were granted to each of our named executive officers other than our Chief Executive Officer, who received only stock options.

Capped Incentive Awards	Our performance-based cash bonuses are capped at 200% of target.
Rigorous, Annual Benchmarking of Executive Compensation

We review our designated proxy peer group on an annual basis to ensure that our compensation program is properly benchmarked against our market peers. We annually assess our total executive compensation against peer group and other market data to determine whether it is competitive and appropriate.

Stock Ownership Guidelines	We maintain strict stock ownership guidelines that require our named executive officers to own meaningful values of our stock.
“Clawback” Policy

Our compensation recoupment policy allows us to recover both incentive and equity compensation from our executive officers under certain circumstances if we are required to restate our financial results, other than a restatement due to changes in accounting principles or applicable law.

Anti-Hedging and Short Sale Policy

Our executives and other employees are prohibited from engaging in any short sale of common stock, any transaction that results in profits from short-term speculative swings in the value of our securities or purchases of financial instruments that are designed to hedge or offset any decrease in the market value of our securities.

Anti-Pledging Policy

We have a policy prohibiting our senior executives from pledging or otherwise encumbering equity securities they own in the Company as collateral for indebtedness, including holding shares in a margin or similar account.

Independent Consulting Firm	Frederic W. Cook & Co. (“FW Cook”) provides independent compensation consultation to our Compensation Committee, and does not provide other services to the Company.
Annual Compensation Program Risk Assessment

FW Cook conducts an annual assessment of our compensation programs to identify risk or potential for unintended consequences in the design of our compensation programs. Our Compensation Committee annually reviews and discusses this risk assessment with FW Cook and, based on that review, has consistently determined that the risks associated with our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Modest Perquisites	We offer only limited benefits and perquisites to our named executive officers that are not otherwise made available to our other salaried employees.
No Tax Gross Ups

We do not administer tax gross ups with respect to perquisites or benefits provided to our named executive officers or with respect to excise taxes related to “parachute payments” under Section 280G of the Code.

Favorable Annual “Say-On-Pay” Votes Since 2011

We have had favorable “say-on-pay” votes each year since 2011, and our stockholders voted more than 99% in favor of executive compensation in 2016, which was among the highest favorable approval percentage of our 2016 peer group. Our lowest favorable vote was 97% in 2011.

No Employment Contracts (Other than CEO)	Other than an employment agreement with our Chief Executive Officer and change in control agreements with our executives, we do not have employment contracts with our executives.
No SERP	Consistent with our philosophy of providing only modest perquisites to our executives, we do not have a Supplemental Executive Retirement Plan (SERP) in place for any of our executives.

2017 Proxy Statement	17

One IDEXX Drive
Westbrook, Maine 04092

Notice of 2017 Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN of the 2017 annual meeting of stockholders (“2017 Annual Meeting”) of IDEXX Laboratories, Inc. As described below, the 2017 Annual Meeting will be a completely virtual meeting of stockholders held over the Internet, and stockholders will be able to attend the 2017 Annual Meeting, vote their shares electronically and submit their questions during the live webcast of the 2017 Annual Meeting by visiting www.virtualshareholdermeeting.com/IDXX2017 and entering their control number. The 2017 Annual Meeting will be held:

DATE AND TIME
Wednesday, May 3, 2017, 1:00 p.m., Eastern Time

LOCATION
Virtual meeting online via webcast at www.virtualshareholdermeeting.com/IDXX2017

PURPOSE OF 2017 ANNUAL MEETING

1.	Election of Directors. To elect the three Class II Directors listed in the attached proxy statement for three-year terms (Proposal One);
2.

Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal Two);

3.	Advisory Vote to Approve Executive Compensation. To approve a non-binding advisory resolution on the Company’s executive compensation (Proposal Three);
4.

Advisory Vote on the Frequency of Advisory Vote to Approve Executive Compensation. To hold a non-binding advisory vote on the frequency of future advisory votes on the company’s executive compensation programs (Proposal Four); and

5.	Other Business. To conduct such other business as may properly come before the 2017 Annual Meeting or any adjournments thereof, including approving any such adjournment, if necessary.

RECORD DATE
The Company’s Board of Directors has fixed the close of business on March 10, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the 2017 Annual Meeting.

VIRTUAL MEETING ADMISSION
Stockholders of record as of March 10, 2017, will be able to participate in the 2017 Annual Meeting by visiting www.virtualshareholdermeeting.com/IDXX2017. To participate in the 2017 Annual Meeting, stockholders of record will need the control number included on their Notice of Internet Availability of the proxy materials, on their proxy card or on the instructions that accompanied their proxy materials. The annual meeting will begin promptly at 1:00 p.m., Eastern Time. Online check-in will begin at 12:45 p.m., Eastern Time, and you should allow ample time for the online check-in procedures.

By order of the Board of Directors,

Jacqueline L. Studer

Corporate Vice President,
General Counsel and Corporate Secretary
Westbrook, Maine
March 23, 2017

18

Corporate Governance

Proposal One – Election of Directors

Our Board of Directors is divided into three classes, and members of each class hold office for three-year terms:

●	Class I Directors – currently three Directors whose terms expire at the 2018 Annual Meeting;
●	Class II Directors – currently four Directors whose terms expire at the 2017 Annual Meeting; and
●	Class III Directors – currently three Directors whose terms expire at the 2019 Annual Meeting.

Upon recommendation of the Nominating and Governance Committee, the Board has nominated Dr. Rebecca M. Henderson, Mr. Lawrence D. Kingsley and Dr. Sophie V. Vandebroek, our current Class II Directors, for re-election as Class II Directors, and stockholders are being asked to elect them for three-year terms expiring at the 2020 Annual Meeting. Mr. Thomas Craig, who is also a Class II Director, notified the Board of his intention to retire from the Board at the end of his current term, which expires at the 2017 Annual Meeting.

This section includes additional information about the Director nomination process, including requisite criteria, experiences, qualification and skills, as well as the Class II Director nominees and the Board.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the election of Dr. Henderson, Mr. Kingsley and Dr. Vandebroek.

Director Nomination Process

The Nominating and Governance Committee identifies, evaluates, recruits and makes recommendations to the Board regarding candidates to fill vacancies on the Board using the criteria described below. The process followed by the Nominating and Governance Committee includes:

●	Receiving recommendations from the Board, management and stockholders;
●	Holding meetings to evaluate biographical information and background material relating to potential candidates; and
●	Interviewing selected candidates.

In addition, the Nominating and Governance Committee, in some instances, will engage an executive search firm to assist in recruiting candidates. In such cases, the executive search firm assists the Nominating and Governance Committee in:

●	Identifying a diverse slate of potential candidates that fit the Board’s search criteria;
●	Obtaining candidate resumes and other biographical information;
●	Conducting initial interviews to assess candidates’ qualifications, fit and interest in serving on the Board;
●	Scheduling interviews with the Nominating and Governance Committee, other members of the Board, and management;
●	Performing reference checks; and
●	Assisting in finalizing arrangements with candidates who receive an offer to join the Board.

Criteria and Experiences, Qualifications and Skills

To be considered for nomination to the Board, a candidate must meet the following minimum criteria:

●	Reputation for integrity, honesty and adherence to high ethical standards;
●	Demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to our current and long-term objectives;
●	Willingness and ability to contribute positively to our decision-making process;
●	Skills in one or more areas that are relevant to us and our operations, including familiarity with science and technology, finance and accounting, marketing and product development, strategy, government regulation and affairs and/or corporate governance;
●	Commitment to understanding us and our industry and regularly attending and participating in Board and Committee meetings;

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CORPORATE GOVERNANCE

●

Interest and understanding of the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, government entities, creditors and the general public, and to act in the interests of all stockholders; and

●

Absence of any conflict of interest, or appearance of a conflict of interest, that would impair the Director’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a Director.

The Nominating and Governance Committee and the Board are also focused on ensuring that a wide range of backgrounds and experiences are represented on our Board and consider the value of diversity of all types in the Director nomination process. For more information, please see the discussion under “Diversity” on page 31.

In addition, in evaluating potential candidates, the Nominating and Governance Committee considers other applicable requirements under the Corporate Governance Guidelines, including the Director independence requirements described under “Director Independence” beginning on page 28 and the maximum number of directorships generally permitted for our Directors. The Corporate Governance Guidelines provide that, unless an exception has been granted by the Board:

●	Directors cannot serve on more than four other public company boards;
●

Audit Committee members cannot serve on more than two other public company audit committees or, if an Audit Committee member is a retired CPA, CFO or controller or is a retired executive with similar experience, then he or she cannot serve on more than three other public company audit committees; and

●	Directors who are Chief Executive Officers of other public companies cannot serve on more than two other public company boards (including the board of their employer).

Stockholder Recommendation and Nomination of Directors

Stockholders who want to recommend a nominee for Director should submit the name of the nominee to our Corporate Vice President, General Counsel and Corporate Secretary at our principal executive offices, together with biographical information and background material sufficient for the Nominating and Governance Committee to evaluate the recommended candidate based on its selection criteria, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date the recommendation is made.

Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will apply the same criteria, and follow substantially the same process, in considering each qualifying stockholder recommendation as it does in considering other candidates. Stockholders also have the right under our Amended and Restated By-Laws to nominate Director candidates directly, without any action or recommendation on the part of the Nominating and Governance Committee or the Board, by following the procedures described under “Requirements for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders” beginning on page 79.

If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on the proxy card for our next Annual Meeting. Candidates nominated by stockholders in accordance with the procedures set forth in our Amended and Restated By-Laws will not be included on our proxy card for the next Annual Meeting, but may be included on proxies the nominating stockholders seek independently.

Majority Voting and Director Resignation

Our Amended and Restated By-Laws provide that, in an election of Directors where the number of nominees does not exceed the number of Directors to be elected, a nominee who does not receive a majority of votes cast with respect to his or her election will not be elected.

Pursuant to our Director Resignation Policy included in our Corporate Governance Guidelines, a Director who is not re-elected is required to promptly tender his or her resignation, and the Nominating and Governance Committee would make a recommendation to the Board as to whether to accept the resignation. Following the Nominating and Governance Committee’s recommendation, the Board would determine whether or not to accept that Director’s resignation, considering any factors it deems relevant. Under this policy, the Board is required to act on the recommendation of the Nominating and Governance Committee within 90 days of the certification of the stockholder vote.

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Director Nominees and Board Biographies

Upon recommendation of the Nominating and Governance Committee, the Board has nominated Dr. Rebecca M. Henderson, Mr. Lawrence D. Kingsley and Dr. Sophie V. Vandebroek, our current Class II Directors, for re-election as Class II Directors, and stockholders are being asked to re-elect them for a three-year term expiring at the 2020 Annual Meeting.

Each nominee meets NASDAQ independence requirements, and has consented to serve, if elected. If any of the nominees becomes unable to serve, proxies can be voted for a substitute nominee, or the Board may choose to reduce the size of the Board.

Mr. Thomas Craig, who is also a Class II Director, intends to retire from the Board at the end of his current term, which expires at the 2017 Annual Meeting.

In addition, Dr. Barry C. Johnson, who is a Class III Director, has reached the age of 73 and is expected to retire effective as of the 2017 Annual Meeting in accordance with our Corporate Governance Guidelines.

In light of the retirements of Mr. Craig and Dr. Johnson, the Board has determined to reduce its size from ten to eight effective as of the 2017 Annual Meeting. As a result, in accordance with our Amended and Restated By-Laws, the number of Class II Directors will be reduced from four to three and the number of Class III Directors will be reduced from three to two.

In February 2017, the Nominating and Governance Committee reviewed the experience, qualifications, attributes and skills of each of the current Directors and the Class II Director nominees and concluded that each Class II Director nominee has the requisite background, qualifications and personal characteristics to serve as a Director in light of the Company’s business and structure.

In support of this conclusion, the Nominating and Governance Committee believes that:

●

All of the Class II Director nominees hold, or have held, senior leadership positions in significant organizations, including U.S. public companies, multinational corporations or educational institutions. These experiences have honed their analytical skills, developed their expertise in core disciplines and provided them with insight into the challenges and issues that we may face, which will enable effective execution of their oversight responsibilities;

●

All of the Class II Director nominees have served on other public company boards, which gives them experience with and perspective into board operations and dynamics, the role of public company boards and corporate governance and other relevant matters; and

●

Each Class II Director nominee contributes unique and highly-valued skills to a diverse and well-functioning Board, which has an appropriate mix of short-, medium- and longer-tenured Directors who balance fresh perspectives with institutional knowledge.

Biographical information for all of our Directors, including the Class II Director nominees, is provided below, along with information regarding some key experiences, qualifications, attributes and skills that our Directors bring to the Board. There are no family relationships among the executive officers or Directors of IDEXX.

For a summary of key information regarding the composition and qualifications of our Board, please see the information above on page 11 under the heading “Board Composition and Skills.”

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CORPORATE GOVERNANCE

Class II Director Nominees Whose Terms Would Expire in 2020

Rebecca M. Henderson, PhD Independent Director Age: 56 Director since: July 2003	Committees: Finance (Chair) Nominating and Governance Other current public company director service: ●Amgen, Inc. (since 2009)

Dr. Henderson has been the John and Natty McArthur University Professor at Harvard University since 2011 and is the Co-Director of the Business and Environment Initiative at Harvard Business School. From 2009 to 2011, Dr. Henderson served as the Senator John Heinz Professor of Environmental Management at Harvard Business School. Before joining Harvard’s faculty, Dr. Henderson served as the Eastman Kodak Professor of Management, Sloan School of the Massachusetts Institute of Technology from 1998 to 2009. Since 1995, Dr. Henderson has also been a research fellow at the National Bureau of Economic Research. Dr. Henderson holds an undergraduate degree from the Massachusetts Institute of Technology and a Ph.D. in business economics from Harvard University. We value Dr. Henderson’s substantial expertise in corporate strategy, sustainability and governance issues (with a focus on high-technology businesses) that she brings to the Board as a Harvard Business School professor of general management and strategy. This expertise, combined with her knowledge of and insight into our businesses, operations and organization from her fourteen years of service on the Board, uniquely positions Dr. Henderson to offer valuable insights into the organizational and strategic issues faced by IDEXX.

Lawrence D. Kingsley Independent Director Age: 54 Director since: October 2016
Committees: Compensation
Finance

Other current public company director service:
●Polaris Industries Inc. (since 2016)
●Rockwell Automation, Inc. (since 2013)

Former public company director service:
●Cooper Industries plc (formerly Cooper
Industries Ltd.) (2007 to 2012)
●Pall Corporation (2011 to 2015)
●IDEX Corporation (2005 to 2011)

Mr. Kingsley served as Chairman of Pall Corporation from 2013 to 2015 and as Chief Executive Officer of Pall Corporation from 2011 to 2015, and he has served as an Advisory Director to Berkshire Partners LLC, a Boston-based investment firm, since spring of 2016. Before his experience at Pall, Mr. Kingsley was the Chief Executive Officer of IDEX Corporation, a company specializing in fluid and metering technologies, health and science technologies and fire, safety and other diversified products, from 2005 to 2011, and the Chief Operating Officer of IDEX from August 2004 to March 2005. From 1995 to 2004, he held various positions at Danaher Corporation of increasing responsibility, including Corporate Vice President and Group Executive of Danaher Corporation from March 2004 to August 2004, President of Industrial Controls Group of Danaher Corporation from April 2002 to July 2004, and President of Motion Group, Special Purpose Systems from January 2001 to March 2002. Mr. Kingsley holds an undergraduate degree in Industrial Engineering and Management from Clarkson University and an M.B.A. from the College of William and Mary. We value Mr. Kingsley’s extensive executive management and operational experience leading high-technology, high-growth, multinational public companies and his substantial and diverse public company board experience.

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CORPORATE GOVERNANCE

Sophie V. Vandebroek, PhD Independent Director Age: 55 Director since: July 2013	Committees: Finance Nominating and Governance Former public company director service: ●Analogic Corporation (2008 to 2016)

Dr. Vandebroek has been Chief Operating Officer - IBM Research for International Business Machines, Inc. since January 2017. She was most recently an executive with Xerox Corporation from 2002 until December 2016, and served as Chief Technology Officer and Corporate Vice President of Xerox Corporation, and President of the Xerox Innovation Group, from 2006 until December 2016. Dr. Vandebroek was also responsible for overseeing Xerox’s research centers in Europe, Asia, Canada and the U.S., including the Palo Alto Research Center and was Chief Engineer and Vice President of the Xerox Engineering Center from 2002 to 2005. Dr. Vandebroek has been a Fellow of the Institute of Electrical & Electronics Engineers since 2005 and a Fulbright Fellow and a Fellow of the Belgian-American Educational Foundation since 1986. Dr. Vandebroek holds an undergraduate degree in engineering and a master’s degree in electro-mechanical engineering from Katholieke Universiteit Leuven, Leuven, Belgium, and a Ph.D. in electrical engineering from Cornell University. We value Dr. Vandebroek’s depth of knowledge and experience in technology, business processes and cybersecurity, as well as her track record of innovation and managing balanced research and development portfolios for large global enterprises.

Class I Directors Whose Terms Expire in 2018

Bruce L. Claflin Independent Director Age: 65 Director since: July 2015
Committees: Audit
Nominating and Governance (Chair)

Other current public company director service:
●Advanced Micro Devices, Inc. (since 2003)
Chairman of the Board (2009 to 2016)
●Ciena Corporation (since 2006)

Former public company director service:
●3Com Corporation (2001 to 2006)
●Time Warner Telecom (2000 to 2003)

Mr. Claflin served as President, Chief Executive Officer and a member of the board of directors of 3Com Corporation from January 2001 until his retirement in 2006, and he served as President and Chief Operating Officer of 3Com from August 1998 to January 2001. Before joining 3Com, Mr. Claflin worked at Digital Equipment Corporation as Senior Vice President, Sales and Marketing from 1997 to 1998, and as Vice President and General Manager of the PC Business Unit from 1995 to 1997. Before joining Digital Equipment Corporation, Mr. Claflin worked at International Business Machines Corporation (IBM) for 22 years, where he held senior management positions in sales, marketing, research and development and manufacturing. Mr. Claflin has served as a member of the board of directors of Advanced Micro Devices, Inc. since 2003, and was the Chairman of the Board from 2009 to 2016. He has also served as a director of Ciena Corporation since 2006. Mr. Claflin holds an undergraduate degree in Political Science from Pennsylvania State University. We value Mr. Claflin’s extensive management and oversight experience especially relating to manufacturing, operations and international business transactions and his extensive public company board experience.

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CORPORATE GOVERNANCE

William T. End Independent Lead Director Age: 69 Director since: July 2000
Committees: Compensation
Nominating and Governance

Former public company director service:
●Eddie Bauer Holdings, Inc. (2005 to 2009)
Chairman of the Board (2005 to 2009)
●Hannaford Bros. Co. (1980 to 1990; 1995 to 2000)
●Land’s End, Inc. (1991 to 1995)
●New England Business Service, Inc. (2000 to 2003)

Mr. End was Chairman and Chief Executive Officer of Cornerstone Brands, Inc., a privately-held catalog retailer, from 1995 to 2001, and Executive Chairman of that company from 2001 until his retirement in 2002. Before joining Cornerstone, Mr. End held various positions at Land’s End, Inc., including President and Chief Executive Officer from 1993 to 1995, President and Chief Operating Officer from 1992 to 1993, and Executive Vice President of Marketing and Corporate Planning from 1991 to 1992. From 1975 to 1991, Mr. End held various positions at L.L. Bean, Inc., including Executive Vice President and Chief Marketing Officer. He also has been a director of several non-public companies. Mr. End holds an undergraduate degree from Boston College and an M.B.A. from Harvard Business School. We value Mr. End’s extensive sales and marketing, general management and public company board experience.

Daniel M. Junius Independent Director Age: 64 Director since: March 2014
Committees: Audit (Chair)
Finance

Other current public company director service:
●GlycoMimetics, Inc. (since 2016)
●ImmunoGen, Inc. (since 2008)

Former public company director service:
●Vitae Pharmaceuticals, Inc. (July 2016 to October 2016)

Mr. Junius has been a director of ImmunoGen, Inc. since July 2008 and GlycoMimetics, Inc. since March 2016. He was previously President and Chief Executive Officer of ImmunoGen from 2009 until his retirement in May 2016, President and Chief Operating Officer and Acting Chief Financial Officer from July 2008 to December 2008, Executive Vice President and Chief Financial Officer from 2006 to July 2008, and Senior Vice President and Chief Financial Officer from 2005 to 2006. Before joining ImmunoGen, Mr. Junius was Executive Vice President and Chief Financial Officer of New England Business Service, Inc. from 2002 until its acquisition by Deluxe Corporation in 2004, and Senior Vice President and Chief Financial Officer of New England Business Services from 1998 to 2002. Before joining New England Business Services, Mr. Junius was Vice President and Chief Financial Officer of Nashua Corporation from 1996 to 1998. Mr. Junius joined Nashua Corporation in 1984 and held various financial management positions of increasing responsibility before becoming Chief Financial Officer of Nashua Corporation in 1996. Mr. Junius was previously a director of Vitae Pharmaceuticals, Inc. from July 2016 until its acquisition by Allergan plc in October 2016. Mr. Junius holds an undergraduate degree in Political Science from Boston College and a Masters in Management from Northwestern University’s Kellogg School of Management. We value Mr. Junius’s depth of executive leadership, strategic thinking and financial expertise, as well as his extensive experience in the biotechnology field.

24

CORPORATE GOVERNANCE

Class III Directors Whose Terms Expire in 2019

Jonathan W. Ayers Chairman of the Board, President and Chief Executive Officer Age: 60 Director since: January 2002	Committees: None

Mr. Ayers has been the Chairman of the Board, President and Chief Executive Officer of IDEXX since January 2002. Before joining IDEXX, Mr. Ayers held various leadership positions at United Technologies Corporation and its business unit Carrier Corporation, including serving as President of Carrier Corporation from 1999 to 2001, President of Carrier’s Asia Pacific Operations from 1997 to 1999, and Vice President, Strategic Planning at United Technologies from 1995 to 1997. Prior to joining United Technologies, from 1986 to 1995, Mr. Ayers held various positions at Morgan Stanley & Co. in mergers and acquisitions and corporate finance. Mr. Ayers holds an undergraduate degree in molecular biophysics and biochemistry from Yale University and graduated from Harvard Business School in 1983 with high distinction. We value Mr. Ayers’s successful leadership since arriving at IDEXX in 2002, consistently generating exceptional, above-market returns for our stockholders during this extended period. We also value Mr. Ayers’s significant and diverse experience in many relevant areas including global business management, finance and strategic planning, business development, marketing, product development, software technology and managing international operations.

M. Anne Szostak Independent Director Age: 66 Director since: July 2012
Committees: Audit
Compensation (Chair)

Other current public company director service:
●Dr. Pepper Snapple Group, Inc. (since 2008)
●Tupperware Brands Corporation (since 2000)

Former public company director service:
●Belo Corp. (2004 to 2013)
●ChoicePoint Corporation (2005 to 2008)
●SFN Group (2005 to 2011)

Ms. Szostak had a 31-year career with Fleet/Boston Financial Group (now Bank of America), a diversified financial services company until her retirement in 2004, including serving as Chairman and Chief Executive Officer of Fleet Bank-Rhode Island from 2001 to 2003, Chairman, President and Chief Executive Officer of Fleet-Maine from 1991 to 1994, and Corporate Executive Vice President and Chief Human Resources Officer of FleetBoston Financial Group from 1998 to 2004. After her retirement, Ms. Szostak founded Szostak Partners, an executive coaching and human resources consulting firm, and as President of Szostak Partners, she provides strategic advice and counsel to clients. Ms. Szostak has been a director of Tupperware Brands Corporation since 2000 and a director of Dr. Pepper Snapple Group, Inc. since 2008. Ms. Szostak previously served on the boards of directors of Spherion Corporation from 2005 to 2011, and Belo Corp. from 2004 to 2013. Ms. Szostak holds an undergraduate degree from Colby College, and she has completed several executive education programs at Harvard Business School. We value Ms. Szostak’s extensive background in management, finance and human resources, as well as her substantial public company board experience.

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CORPORATE GOVERNANCE

Class II Director Who Will Be Retiring in May 2017

Thomas Craig Independent Director Age: 62 Director since: December 1999	Committees: Audit Compensation Former public company director service: ●GraceKennedy Group (1998 to 2004)

Mr. Craig has been Chairman and Chief Executive Officer of Shockwave International, a firm whose mission is to work with principal investors and startup companies to help create competitive advantage by combining ideas, human assets, capital, networks and asymmetric intelligence, since 2012. Before joining Shockwave International, Mr. Craig co-founded Monitor Group (formerly Monitor Company), a global management consulting firm, in 1983, and he was a Director/Partner at Monitor Group from 1983 to 2012. Mr. Craig received his undergraduate degree from Princeton University and an M.B.A., with high distinction, from Harvard Business School. We value Mr. Craig’s extensive experience in impartial counseling, leadership and human asset development, global enterprise, growth strategies and entrepreneurial endeavors.

Class III Director Who Will Be Retiring in May 2017

Barry C. Johnson, PhD Independent Director Age: 73 Director since: March 2006	Committees: Finance Former public company director service: ●Cytec Industries, Inc. (2003 to 2015) ●Rockwell Automation, Inc. (2005 to 2016)

Dr. Johnson served as Dean, College of Engineering, Villanova University from August 2002 until his retirement in May 2006. Before joining Villanova University, Dr. Johnson served as Senior Vice President and Chief Technology Officer of Honeywell International, Inc. from July 2000 to April 2002. Before joining Honeywell, from 1976 to 2000, Dr. Johnson served in several roles at Motorola, Inc., including Corporate Vice President and Chief Technology Officer for that company’s Semiconductor Product Sector. Dr. Johnson holds an undergraduate degree in Mechanical Engineering from Villanova University and a Ph.D. and M.S. in metallurgical engineering and materials science from Carnegie-Mellon University. We value Dr. Johnson’s substantial experience as a senior executive for, and director of, various technology companies and for his expertise in scientific research and product development.

26

CORPORATE GOVERNANCE

Our Corporate Governance Framework

We are proud of our commitment to sound corporate governance and high ethical standards, and we believe that this commitment has contributed to our success in building long-term value for our stockholders.

Our corporate governance framework includes our corporate governance policies and practices and provides the structure that enables our Board to provide effective oversight and counsel for the Company.

Please visit the Corporate Governance section of our website www.idexx.com to learn more about, and access copies of, our corporate documents and corporate governance policies, including:

●	Corporate Governance Guidelines
●	Code of Ethics
●	Certificate of Incorporation
●	Amended and Restated By-Laws
●	Charter for each of our Board Committees

Hard copies of these documents may be obtained upon request by contacting our Corporate Vice President, General Counsel and Corporate Secretary at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine 04092.

Information on our website does not constitute part of this Proxy Statement.

Corporate Governance at a Glance

Independence	All of our Directors are independent, other than our Chief Executive Officer. Our Board Committees are composed exclusively of independent Directors.
Executive Sessions	Our independent Directors held executive sessions at every Board and Committee meeting in 2016.
Board Accountability	Majority voting for Directors in uncontested elections.
Rigorous annual self-assessment of the Board, its Committees and the Directors.
Robust Director nominee selection process.
Director retirement at the next Annual Meeting following attainment of age 73, absent certain circumstances approved by the Board.
Diversity	Actively seek highly-qualified diverse candidates (including gender and ethnically diverse candidates) to include in the pool of potential Board nominees.
Independent Lead Director	A lead independent Director selected annually by the other independent Directors.
Risk Management, Strategy and Succession Planning	Risk oversight by the Board and its Committees.
Annual corporate strategy review by the Board.
Active Board participation in succession planning for our Chief Executive Officer and other members of senior management, including each of our other named executive officers.
Stock Ownership Guidelines
The target ownership level for our:
●Independent Directors – 6 times the annual cash retainer payable to each Director (currently $390,000);
●Chief Executive Officer – 6 times annual base salary;
●Executive Vice Presidents – 3 times annual base salary; and
●Corporate Vice Presidents – 1 times annual base salary.

Additional Policies that Promote Alignment with Interests of Stockholders	Anti-Hedging and Short Sale policy for Directors and employees. Anti-Pledging policy for Directors and executive officers. Clawback policy applicable to both incentive and equity compensation.

Board of Directors

Our Board currently has ten members. The Board meets throughout the year on a set schedule, and also holds special meetings and acts by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to its four standing Committees: the Audit Committee; the Compensation Committee; the Nominating and Governance Committee; and the Finance Committee. For more information regarding the Board Committees, see the discussion under “Board Committees” beginning on page 32.

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CORPORATE GOVERNANCE

The Board is responsible for monitoring the overall performance of IDEXX. Among other things, the Board, directly and through its Committees:

●	Oversees our long-term strategy for creating enduring growth and stockholder value creation;
●	Reviews and approves our key financial and other objectives, the annual budget and other significant actions and transactions;
●	Oversees our processes for maintaining the integrity of our financial statements and other public disclosures and our compliance with law and high ethical standards;
●	Oversees the prudent management of risk;
●	Reviews plans for Chief Executive Officer succession and management’s succession planning for other key executive officers; and
●	Reviews the performance of the Chief Executive Officer and determines the compensation of our executive officers.

In accordance with general corporate legal principles applicable to corporations organized under the laws of Delaware, the Board does not manage the day-to-day operations of IDEXX.

Board Meetings and Attendance

Directors are responsible for attending Board and Committee meetings and for devoting the time needed to discharge their responsibilities properly. The Board held five meetings in 2016, and the Committees held a total of twenty meetings in 2016.

Each of our Directors attended 100 percent of the meetings of the Board and Committees on which he or she served in 2016. It is our policy to schedule Board and Committee meetings to coincide with the Annual Meeting, and Directors are expected to attend the 2017 Annual Meeting. Last year, all of the individuals then serving as Directors attended our 2016 Annual Meeting.

Director Independence

Under our Corporate Governance Guidelines, a majority of our Directors must be “independent” as defined by the rules of the NASDAQ Stock Market (“NASDAQ”). Each Committee’s charter requires its members to be independent as defined by NASDAQ rules. Additional independence criteria are also required to be satisfied by Directors serving on the Audit Committee and the Compensation Committee, as follows:

●	Under the Audit Committee charter, each Audit Committee member is also required to satisfy the independence criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934; and
●	Under the Compensation Committee charter, each Compensation Committee member is also required to satisfy the heightened independence standard described in NASDAQ Rule 5605(d)(2)(A).

The Board, in consultation with the Nominating and Governance Committee, determines the independence of each Director. In February 2017, the Board determined that:

●	Each of the Directors other than Mr. Ayers, who is our President and Chief Executive Officer, is independent under NASDAQ rules;
●	Each Audit Committee member satisfies the independence criteria of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934; and
●	After taking into consideration the applicable factors, each Compensation Committee member satisfies the independence criteria of NASDAQ rules.

In determining Dr. Vandebroek’s independence, the Nominating and Governance Committee considered two relationships involving Dr. Vandebroek. Specifically, the Nominating and Governance Committee considered the fact that Dr. Vandebroek served, until December 2016, as Chief Technology Officer and Corporate Vice President of Xerox Corporation (“Xerox”), a provider of office technology equipment and other related services for the Company, as well as the fact that Dr. Vandebroek has, since January 2017, served as Chief Operating Officer of IBM Research, the corporate research lab of International Business Machines Corporation (“IBM”), a provider of office technology equipment and other related services for the Company. In reviewing these relationships, the Nominating and Governance Committee considered several factors including, among other things:

●	The fact that the Company’s relationship with Xerox predated Dr. Vandebroek joining Xerox;
●	The fact that the Company’s relationship with IBM predated Dr. Vandebroek joining IBM;
●	That Dr. Vandebroek did not participate in the negotiation by the Company of any transactions with Xerox or IBM for their respective services to the Company;

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●	That such services were provided on arm’s length terms and conditions and in the ordinary course of business; and
●	That the services provided by both Xerox and IBM are routine and limited in scope (the Company paid Xerox (including certain of its subsidiaries) approximately $236,000 in 2014, approximately $124,000 in 2015 and approximately $799,000 in 2016 for office technology equipment and other related services, and the Company paid IBM approximately $247,000 in 2014 for software licenses, software consulting and related services and approximately $4,000 in 2015 and approximately $8,000 in 2016 for software licenses and related services).

Based on the factors considered by the Nominating and Governance Committee, it concluded that these transactions would not affect Dr. Vandebroek’s independence.

Related Person Transactions

Our Board has adopted a written Related Person Transaction Policy under which the Audit Committee is required to review and approve any transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. The Audit Committee may approve any such transaction only if it determines that, under all of the applicable circumstances, the transaction is not inconsistent with the best interests of the Company.

A related person under this policy is:

●	Any executive officer;
●	A Director, or nominee for Director;
●	A holder of 5% or more of our common stock; or
●	An immediate family member of any of those persons.

The policy provides that a “direct or indirect material interest” does not arise solely from the related person’s position as an executive officer of another entity involved in a transaction with the Company, where:

●	The related person owns less than a 10% equity interest in such entity;
●	The related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction;
●	The amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the other entity involved in the transaction; and
●	The amount involved in the transaction equals less than 2% of the consolidated gross revenues of the Company for its most recent fiscal year.

Since January 1, 2016, there have been no related person transactions requiring review and approval by the Audit Committee under the Related Person Transaction Policy.

Compensation Committee Interlocks and Insider Participation

Ms. Szostak (Chair), Mr. Craig, Mr. End and Mr. Kingsley served on the Compensation Committee during 2016. There were no Compensation Committee interlocks or insider (employee) participation during 2016.

Board Leadership Structure

The Board is led by Mr. Ayers, who serves as the Chairman of the Board, and by Mr. End, who serves as our independent Lead Director. Mr. Ayers has been the Chairman of the Board since joining the Company as Chief Executive Officer in 2002. Under our Corporate Governance Guidelines, when the Chairman of the Board is not an independent Director, the independent Directors annually elect a Lead Director from among the independent Directors.

The Chairman of the Board has no greater nor lesser vote on matters considered by the Board than any other Director. All Directors, including the Chairman, are bound by fiduciary obligations imposed by law. As discussed above under “Director Independence,” each Director other than Mr. Ayers is an independent director under NASDAQ rules, and every member of each standing Committee is also independent under those rules.

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The Board is free to select the Chairman of the Board and the Chief Executive Officer in any way it deems best for our stockholders at any point in time, and the Board does not have a predetermined policy as to whether or not the roles of Chairman of the Board and Chief Executive Officer should be combined or separate. Pursuant to our Corporate Governance Guidelines, the Nominating and Governance Committee annually assesses the Board’s leadership structure, including whether the roles of Chairman of the Board and Chief Executive Officer should be combined or separate and why the Board’s leadership structure is appropriate given the specific characteristics or circumstances of the Company.

In February 2017, the Nominating and Governance Committee conducted that annual assessment and determined that a combined full-time Chairman of the Board and Chief Executive Officer, subject to oversight by the Company’s independent Directors, including an independent Lead Director, is appropriate for the following reasons:

●	First, the Chief Executive Officer is responsible for the day-to-day management of the Company and the development and implementation of the Company’s strategy, and has access to the people, information and resources necessary to facilitate Board functions. As such, the Board believes that the Chief Executive Officer is best positioned to develop the agenda for the Board supported by regular consultation and input from the Lead Director, and to lead discussions at Board meetings regarding the Company’s strategy, operations and results;
●	Second, it is the Board’s opinion that Mr. Ayers’s interests, including through a meaningful and growing ownership of our common stock, are aligned with the interests of our stockholders;
●	Third, during Mr. Ayers’s 15-year tenure as Chairman and Chief Executive Officer, the Company has generated a compound average annual return to stockholders of 22%; and
●	Fourth, as described above, oversight of the Company is the responsibility of the Board as a whole, which is composed entirely of independent Directors, other than Mr. Ayers, including an independent Lead Director, whose responsibilities include those described below.

Lead Director

The position of Lead Director has significant authority and responsibilities under the Corporate Governance Guidelines, including:

Board Meetings and Executive Sessions	Chairing the executive sessions of the independent Directors, which occur at each regularly scheduled Board meeting to discuss, among other things, the performance of the Chief Executive Officer.
Scheduling, as and when needed, executive sessions of the independent Directors in addition to those occurring at each regularly scheduled Board meeting.
Communications with Chairman and Chief Executive Officer	Facilitating communications between Board members and the Chairman of the Board and/or Chief Executive Officer (although any Director is free to communicate directly with the Chairman of the Board and Chief Executive Officer).
Agendas	Working with the Chairman of the Board and the Chief Executive Officer in preparing the agenda for each Board meeting.
Corporate Governance	Consulting with and advising the Chairman of the Board and/or the Chief Executive Officer on matters relating to corporate governance and Board functions.

Annual Board Self-Assessment

The Nominating and Governance Committee is responsible for evaluating the performance of the Board, its Committees and each of the Directors. The purpose of this evaluation is to identify ways to enhance the effectiveness of the Board, its Committees and the Directors.

The evaluation process includes completion of questionnaires and interviews with each Director to solicit candid feedback and gather additional suggestions for improvement. The responses and comments of the Directors are then compiled and presented by the Lead Director to the Nominating and Governance Committee and the Board for discussion and action.

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Talent Management and Succession Planning

Succession planning and talent development are an integral part of our long-term strategy for sustained stockholder value creation. The Compensation Committee is responsible for annually reviewing succession plans for the Chief Executive Officer and our other executive officers, and the Board is responsible for ensuring the existence of appropriate succession plans for these executive officers.

The Chief Executive Officer is responsible for preparing an annual report to the Board regarding succession planning for himself, and as part of this annual report, our Chief Executive Officer provides his evaluations and recommendation of potential future candidates for the position of Chief Executive Officer, including possible timing. In addition, the Board, both directly and through the Compensation Committee, also reviews plans for identifying and developing potential future candidates for other senior leadership roles, and the Board members interact with many of these candidates in formal and informal settings during the year.

Diversity

We believe that diversity among our employees and senior management including, but not limited to, gender and ethnic diversity, helps drive both innovation and a better understanding of our increasingly global customer base. Throughout our Company, we seek to employ a broad representation of gender, ethnic, and racial backgrounds in all levels of management and on the Board. We believe that senior management and Directors with a variety of backgrounds, experiences, education, skills and business knowledge will contribute to the Company’s effectiveness and, thus, we are focused on ensuring that a wide range of backgrounds and experiences are represented in the Company and on our Board. We actively seek out highly qualified diverse candidates (including gender and ethnically diverse candidates) to include in each pool of potential senior management and Board nominees, and we consider the value of diversity of all types when evaluating nominees and assessing our Board members and senior-level management.

Board’s Role in Risk Oversight

Management is responsible for risk management on a day-today basis. The Board oversees the risk management activities of management directly and through its Committees by discussing with management the policies and practices they utilize in assessing and managing risks and providing input on those policies and practices.

In general, the Board oversees risk management activities relating to business strategy, acquisitions, capital allocation and structure, legal, compliance and regulatory risk, and operational risks. The Committees oversee certain areas of risk management too, including:

●	the Audit Committee oversees risk management activities related to accounting, auditing, internal control, information system controls and security, compliance and insurance matters;
●	the Finance Committee oversees risk management activities relating to investment policy, foreign currency hedging activities and financial instruments;
●	the Compensation Committee oversees risk management activities relating to the Company’s compensation policies and practices and organizational risk; and
●	the Nominating and Governance Committee oversees risk management activities relating to Board composition and function.

Each Committee reports to the full Board on a regular basis, including with respect to its risk oversight activities as appropriate.

We conduct an annual enterprise risk assessment as part of our annual strategic planning process. The risk assessment process involves an identification and assessment by senior line of business and functional leaders of the particular risks relevant to their lines of business and functional areas, the materiality of those risks and plans to mitigate them to the extent prudent and feasible. The identified risks are ranked based on probability of occurrence and severity of impact. Management shares the result of this annual risk assessment with the full Board in conjunction with the Board’s discussion of the Company’s annual strategic plan. Certain risks and related mitigation plans are also reviewed throughout the year either by the Board or its Committees.

We also conduct a compliance risk assessment, the results of which are shared by management with the Audit Committee. This risk assessment involves an identification and assessment by functional leaders of the particular legal and regulatory compliance risks relevant to their areas of responsibility. The risks are ranked based on materiality and maturity of controls by functional leaders. Plans to

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mitigate the top risks are also shared and discussed with the full Board at various times of the year as part of normal business discussions.

The Audit Committee reviews linkages between the critical risk findings, management preparedness or plans to address those risks, and internal audit’s tests of those plans. The Audit Committee seeks to ensure that the internal audit department can perform its function by reviewing the charter, plans, activities, staffing and organizational structure of the internal audit department, and approving the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

The Audit Committee also provides an open channel of communication between internal audit and the Board; meets independently with the Company’s internal auditors, independent auditors and management; and discusses with management the Company’s major policies with respect to risk assessment and risk management, including an annual review of the Company’s insurance coverage.

Board Committees

The Board has established four standing committees – an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Finance Committee, each of which is described briefly below. Each Committee acts pursuant to a written charter that is approved by the Board and reviewed annually by the applicable Committee, the Nominating and Governance Committee and the Board. Current copies of each Committee’s charter can be accessed on the Corporate Governance section of our website www.idexx.com or by contacting our Corporate Vice President, General Counsel and Corporate Secretary at the Company’s principal executive offices.

Members of the Committees, as of March 1, 2017, are named below:

Board Member	Audit	Compensation	Nominating & Governance	Finance
Jonathan W. Ayers	–	–	–	–
Bruce L. Claflin (1)	✓	–	(Chair)	–
Thomas Craig	✓	✓	–	–
William T. End (2)	–	✓	✓	–
Rebecca M. Henderson, PhD	–	–	✓	(Chair)
Barry C. Johnson, PhD	–	–	–	✓
Daniel M. Junius (1)	(Chair)	–	–	✓
Lawrence D. Kingsley	–	✓	–	✓
M. Anne Szostak (1)	✓	(Chair)	–	–
Sophie V. Vandebroek, PhD	–	–	✓	✓
Number of meetings in 2016	9	4	5	2

(1)	Audit Committee Financial Expert as defined under SEC rules.
(2)	Lead Director

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Audit Committee

Members Mr. Junius (chair) Mr. Claflin Mr. Craig Ms. Szostak Meetings held in 2016 – 9

Committee Responsibilities

The Audit Committee is responsible for overseeing the accounting, internal control, financial reporting, information system controls and security, compliance and audit processes of the Company, including the selection, retention and oversight of the Company’s independent auditors. The Audit Committee also oversees elements of the Company’s risk management activities and reviews and approves all related person transactions. The Audit Committee meets from time to time with the Company’s financial personnel, other members of management, internal audit staff and independent auditors regarding these matters.

The Nominating and Governance Committee has determined that each Audit Committee member is financially literate and that Mr. Junius, Mr. Claflin and Ms. Szostak are each an Audit Committee Financial Expert as defined under the SEC rules. Each of the Audit Committee members is independent as defined by NASDAQ rules.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors, which are described on page 45. The Audit Committee has also adopted procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission of any concerns regarding questionable accounting or auditing matters. The Audit Committee may retain independent counsel, accountants, or others to assist it in the conduct of any investigation, and the Company will provide appropriate funding for payment of such services, as determined by the Audit Committee.

The Audit Committee Report is included on page 44.

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Compensation Committee

Members Ms. Szostak (chair) Mr. Craig Mr. End Mr. Kingsley Meetings held in 2016 – 4

Committee Responsibilities

The Compensation Committee oversees the management compensation philosophy and practices of IDEXX, evaluates the performance of the Chief Executive Officer, determines the compensation of the Chief Executive Officer and approves the compensation of other senior executives, reviews management’s overall leadership development plan and annually reviews succession plans for the Chief Executive Officer and other executive officers of the Company.

The Compensation Committee also has primary responsibility to oversee the Company’s equity compensation and benefit plans, determines any stock ownership and retention guidelines applicable to the Company’s executives and Directors and reviews compliance with those guidelines, and reviews the compensation of non-employee Directors.

In addition, the Compensation Committee oversees the Company’s policies on structuring compensation programs to preserve tax deductibility, analyzes the risks associated with the Company’s compensation practices, reviews the Compensation Discussion and Analysis and prepares the Compensation Committee Report required to be included in the Company’s annual proxy statement, and reviews the results of the stockholder votes on the “say-on-pay” and “say-on-frequency” proposals set forth in the Company’s annual proxy statement.

The Compensation Committee charter does not provide for any delegation of these duties except to a sub-committee or individual members of the Committee as the Compensation Committee may determine.

Each of the Compensation Committee members is independent as defined by NASDAQ rules.

The Compensation Committee reviews Director compensation periodically and makes a recommendation to the Board.

For more information on the responsibilities and activities of the Compensation Committee, including the Compensation Committee’s process for determining executive compensation and the role of the independent compensation consultant to the Compensation Committee, see the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 49. The Compensation Committee Report is included on page 62.

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Nominating and Governance Committee

Members Mr. Claflin (chair) Mr. End Dr. Henderson Dr. Vandebroek Meetings held in 2016 – 5

Committee Responsibilities

The Nominating and Governance Committee advises and makes recommendations to the Board with respect to corporate governance practices, including Board composition, organization, function, membership and performance, and succession planning for the Chairman of the Board. The Nominating and Governance Committee may retain, at the Company’s expense, independent counsel or other advisors as it deems necessary. Each of the Nominating and Governance Committee members is independent as defined by NASDAQ rules.

The Nominating and Governance Committee identifies, evaluates, recruits and makes recommendations to the Board regarding candidates to fill vacancies on the Board as described on pages 19 and 20.

The Nominating and Governance Committee annually reviews the performance of the Board, its Committees and each of the Directors, as described under “Annual Board Self-Assessment” on page 30. The Nominating and Governance Committee is also responsible for annually reviewing with the Board the requisite skills and criteria for all Board members, as well as the composition of the Board as a whole, and annually assessing, for each Director or person nominated to become a Director, the specific experience, qualifications, attributes and skills, including those described on pages 11 and 19, that lead the Nominating and Governance Committee to conclude that such Director or nominee should serve as a Director in light of our business and structure.

Finance Committee

Members Dr. Henderson (chair) Dr. Johnson Mr. Junius Mr. Kingsley Dr. Vandebroek Meetings held in 2016 – 2

Committee Responsibilities

The Finance Committee advises the Board with respect to financial matters and capital allocation, including capital structure, debt financing strategies, investment practices, major financial commitments, financial risk management, acquisitions and divestitures, stock repurchase strategy and dividend policy. Each of the Finance Committee members is independent as defined by NASDAQ rules.

In addition, the Finance Committee monitors our liquidity and financial condition, oversees our financial risk management activities (including foreign currency hedging and transactions involving derivatives), reviews and approves proposed acquisitions and divestitures requiring Board approval and having values up to $40 million and reviews and approves non-budgeted capital expenditures in excess of $5 million.

Corporate Governance Guidelines and Code of Ethics

The Board has adopted Corporate Governance Guidelines and a Code of Ethics, both which can be accessed on the Corporate Governance section of our website www.idexx.com. Hard copies may be obtained by contacting our Corporate Vice President, General Counsel and Corporate Secretary at the Company’s principal executive offices.

The Code of Ethics applies to all of our employees, officers and Directors. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics.

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Anti-Hedging and Short Sale and Anti-Pledging Policies

The Board has adopted a Policy on Short Sales, Derivative Transactions and Hedging. This anti-hedging and short sale policy generally prohibits any Director, officer or employee, or any family member or affiliate of any of the foregoing, from engaging in (i) any short sales of the Company’s securities, (ii) purchases or sales of puts, calls or other derivative securities based upon the Company’s securities, or (iii) purchases of financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities.

The Board has also adopted a Policy on Pledging of Company Stock that prohibits our Directors and executive officers from pledging or otherwise encumbering the equity securities they own in the Company as collateral for indebtedness, including holding shares in a margin or similar account that would subject our equity securities to margin calls.

Communications from Stockholders

Written communications to any individual Director, the Lead Director or the full Board may be submitted by electronic mail to contactdirectors@idexx.com or by writing to the Office of the Corporate Secretary at One IDEXX Drive, Westbrook, Maine 04092. The Chair of the Nominating and Governance Committee will review all such communications.

Director Compensation

Non-Employee Director Compensation

Our non-employee Directors are annually compensated for their Board service as described in the chart below:

Compensation Element	Non-Employee Director Compensation Program
Cash compensation (1)
Annual Retainer	$65,000
Committee Chair Retainer	$15,000 for the Audit Committee
$15,000 for the Compensation Committee
$10,000 for the Finance Committee
$10,000 for the Nominating and Governance Committee
Audit Committee Member Retainer	$5,000
Lead Director Retainer	$25,000
Meeting Fees	Not applicable; no fees are paid for meeting attendance
Equity compensation (2)
Deferred stock units	$43,750 in target value (3)
Non-qualified stock options	$131,250 in value (4)
Total	$175,000
Director stock ownership guidelines (5)	Target ownership of our common stock (including vested deferred stock units credited to a Director’s investment account) equal to six times the Annual Retainer

(1) All retainers are paid in quarterly installments, and each non-employee Director may, at his or her option, defer all or any portion of any retainer in the form of fully vested deferred stock units under our Director Deferred Compensation Plan (the “Director Plan”).
(2) We annually grant deferred stock units and non-qualified stock options to each non-employee Director on the date of the Annual Meeting. A non-employee Director who joins the Board after the date of an Annual Meeting receives a pro rata grant based on the number of months remaining until the next year’s grant.
(3) The number of deferred stock units granted equals the target value, divided by the price of our common stock on the grant date, rounded to the nearest whole share. Any non-employee Director who meets the target ownership under the stock ownership guidelines at the time of the annual grant may elect to receive restricted stock units (“RSUs”), in lieu of deferred stock units. The number of RSUs granted is calculated in the same manner as deferred stock units granted.
(4) The value of the granted non-qualified stock options is calculated using the Black-Scholes-Merton option pricing model. This model is consistent with the valuation approach used to value executive awards.
(5) All non-employee Directors complied with the stock ownership guidelines as of December 31, 2016.

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Equity Compensation

Deferred stock units and non-qualified stock options are granted to non-employee Directors annually on the date of the Annual Meeting. The most recent grant date was May 4, 2016, and the next grant date is scheduled to be on May 3, 2017, the date of the 2017 Annual Meeting.

Deferred Stock Units. Deferred stock units granted on the date of the Annual Meeting are issued under the Director Plan and fully vest on the earlier of one year from the date of grant or the date of the next Annual Meeting. These vested deferred stock units are credited to a hypothetical investment account established in the non-employee Director’s name and will be distributed as an equal number of shares of our common stock one year following the termination of the non-employee Director’s Board service. For more information regarding the deferred stock units and the Director Plan, please see the discussion below under “Director Plan.”

If a non-employee Director is eligible to elect to receive RSUs in lieu of deferred stock units and makes this election, then he or she will receive RSUs that fully vest on the earlier of one year from the date of grant or the date of the next Annual Meeting.

Non-Qualified Stock Options. Non-qualified stock options are granted under our 2009 Stock Incentive Plan (the “2009 Plan”) and have the following terms:

●	Exercise price equal to the last reported sales price for a share of our common stock on the grant date;
●	Fully vests and is exercisable on the earlier of one year from the date of grant or the date of the next Annual Meeting;
●	Expires on the day immediately prior to the tenth anniversary of the grant date, except for options granted between 2006 and the day before the date of the 2013 Annual Meeting, which expire on the day immediately prior to the seventh anniversary of the grant date; and
●	Accelerated vesting upon a change in control of the Company as described in the discussion under “Stock Incentive Plans” beginning on page 70.

Director Plan

Each non-employee Director may defer all or any portion of any cash compensation in the form of fully vested deferred stock units, which are issued under the Director Plan and are subject to the terms of the 2009 Plan. The payment of cash compensation in the form of deferred stock units is considered deferred compensation for federal income tax purposes.

A hypothetical investment account is established in the name of each non-employee Director, and vested deferred stock units are credited as follows:

●

Any cash compensation deferred by him or her is credited to the account as the number of vested deferred stock units equal to the aggregate value of the deferred compensation divided by the price of a share of common stock on the date of the applicable deferral; and

●

When the grant of deferred stock units made on the date of an Annual Meeting (or any prorated grant of deferred stock units made when he or she joins the Board) vests, those vested deferred stock units also are credited to this account.

Director Plan account balances are not subject to any interest or other investment returns, other than returns produced by fluctuations in the price of a share of common stock affecting the value of the deferred stock units in the account.

Deferred stock units are distributed in the form of an equal number of shares of our common stock as follows:

●	Deferred Stock Units from Deferred Cash Compensation. A non-employee Director may elect to receive his or her distribution in either:
	●	A single lump sum one year after his or her last day of Board service; or
	●	For deferrals made on or after January 1, 2011, in:
		●	A single sum on a nondiscretionary and objectively determinable fixed date; or
		●	Equal annual installments over four years on or after such fixed date.

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●	Annual Grant of Deferred Stock Units. Shares are distributed one year following the termination of his or her Board service.
●

Emergency Distribution. If the administrator of the Director Plan determines that a non-employee Director has suffered an unforeseeable emergency, the administrator may authorize the distribution of all or a portion of his or her deferred stock units.

Unvested deferred stock units will vest immediately under the following circumstances:

●	Death or Disability. Unvested deferred stock units will vest immediately upon the non-employee Director’s death or disability.
●

Change in Control. Unvested deferred stock units will vest immediately upon a change in control of the Company. The shares of common stock in a Director’s account will be distributed in a single lump sum as soon as practicable after a change in control.

A change in control under the Director Plan occurs when:

●Any person or group acquires direct or indirect beneficial ownership of stock possessing 35% or more of the total voting power of the Company’s stock; or
●A majority of the Board members is replaced during any 12-month period by new Directors whose appointment or election is not approved by a majority of the Board members serving immediately before the appointment or election of any of these new directors; or
●A change in the ownership of a substantial portion of our assets occurs on the date that any person or group acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition.

Other Compensation

All Directors are reimbursed for reasonable travel expenses incurred in connection with Board and committee meetings. Directors are also reimbursed for reasonable expenses (including travel expenses) incurred in connection with continuing education regarding their duties and responsibilities as Directors. We also extend coverage to them under our directors’ and officers’ indemnity insurance policies. We do not provide any other benefits, including retirement benefits or perquisites, to our non-employee Directors.

Director Stock Ownership Guidelines

Our stock ownership guidelines set a target level of ownership of our common stock for each non-employee Director equal to six times the annual retainer, which is $390,000 in stock value, at the end of each calendar year.

Shares that are owned by, or held in trust for the benefit of, a non-employee Director or immediate family members residing in the same household and vested deferred stock units credited to his or her investment account are included in calculating stock ownership.

Until the value of a non-employee Director’s common stock exceeds this target level at the end of a calendar year, he or she must retain:

●

At least 75% of our common stock received upon the exercise of options or the vesting and release of RSUs or deferred stock units during the following year, after payment or withholding of any applicable exercise price and taxes; and

●	All other shares of our common stock held by him or her.

A non-employee Director complies with these stock ownership guidelines if his or her stock ownership equals or exceeds the target level at the end of the year or if he or she has complied with the applicable retention requirements under the stock ownership guidelines.

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2016 Non-Employee Director Compensation Table

The table below shows compensation for each of our non-employee Directors. Mr. Ayers, who is an employee, receives no additional compensation for his Board service. For information regarding Mr. Ayers’s compensation, please see the discussion under “Executive Compensation Tables” beginning on page 63.

Name	Fees Earned Or Paid In Cash		Stock Awards $ (1)		Option Awards $ (2)		Total Compensation
Bruce L. Claflin	$75,000		$43,775		$131,767		$249,942
Thomas Craig	70,000	(3)	43,775		131,167		244,942
William T. End	90,000		43,775		131,167		264,942
Rebecca M. Henderson, PhD	75,000		43,775		131,167		249,942
Barry C. Johnson, PhD	70,000		43,775		131,167		244,942
Daniel M. Junius	80,000	(4)	43,775		131,167		254,942
Lawrence D. Kinglsey (5)	13,071		23,663	(6)	70,661	(6)	107,395
M. Anne Szostak	85,000		43,775		131,167		259,942
Sophie V. Vandebroek, PhD	65,000		43,775		131,167		239,942

(1) Stock awards to non-employee Directors are issued as deferred stock units (“DSUs”) pursuant to the Company’s Director Plan. The amount shown excludes DSUs received in lieu of deferred compensation as described in footnotes 5 and 6 and reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (calculated by rounding $43,750 to the nearest share on the date of deferral). See Note 4 in the notes to the consolidated financial statements included in our 2016 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our stock awards. As discussed under “Equity Compensation” above on page 37, non-employee Directors receive only one DSU and option grant during the fiscal year. As of December 31, 2016, the following are the aggregate number of DSUs accumulated in each non-employee Director’s deferral account for all years of service as a Director, including DSUs issued for deferred fees as well as DSUs issued as annual grants to non-employee Directors: Mr. Claflin, 1,018, Mr. Craig, 37,524; Mr. End, 19,991; Dr. Henderson, 31,501; Dr. Johnson, 19,761; Mr. Junius, 2,307; Mr. Kingsley, 207, Ms. Szostak, 3,205, and Dr. Vandebroek, 2,431.
(2) Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 4 in the notes to consolidated financial statements included in our 2016 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our option awards. As of December 31, 2016, each non-employee Director had the following number of stock options outstanding: Mr. Claflin, 11,531; Mr. Craig, 42,494; Mr. End, 42,494; Dr. Henderson, 42,494; Dr. Johnson, 42,494; Mr. Junius, 20,496; Mr. Kingsley, 2,203; Ms. Szostak 34,294 and Dr. Vandebroek, 22,550.
(3) Reflects compensation in the amount of $70,000 deferred and issued as 811 DSUs pursuant to the Director Plan.
(4) Includes compensation in the amount of $20,000 deferred and issued as 231 DSUs pursuant to the Director Plan.
(5) Mr. Kingsley was appointed to the Board effective October 19, 2016.
(6) Consists of a prorated equity grant made to Mr. Kingsley with respect to the period from his election to the Board on October 19, 2016 to May 3, 2017, the scheduled date of the next annual equity grant to be made to all non-employee Directors, consisting of DSUs having a grant date fair value of $23,663 and nonqualified stock options having a grant date fair value of $70,661.

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Stock Ownership Information

Stock Ownership of Directors and Officers

The table below shows the number of shares of our common stock beneficially owned as of March 1, 2017 by each of our Directors, each of our named executive officers named in the Summary Compensation Table and all of our Directors and executive officers as a group. The table below also includes information about stock options and vesting restricted stock units granted to our Directors and executive officers. Unless otherwise indicated, each person listed below has sole voting and investment power with respect to the shares and other securities listed.

Beneficial Owner	Shares Owned		Options Exercisable and RSUs Vesting (1)	Total Number of Shares Beneficially Owned (2)	Percentage of Common Stock Outstanding (3)
Jonathan W. Ayers	1,049,783	(4)	803,166	1,852,949	2.11%
Bruce L. Claflin	–		5,629	5,629	*
Thomas Craig	3,564		36,592	40,156	*
William T. End	47,070		29,990	77,060	*
Rebecca M. Henderson, PhD	254		36,592	36,846	*
Barry C. Johnson, PhD	–		36,592	36,592	*
Daniel M. Junius	2,000		11,594	13,594	*
Lawrence D. Kingsley (5)	1,000		–	1,000	*
M. Anne Szostak	16,000	(6)	28,392	44,392	*
Sophie V. Vandebroek, PhD	6,000		16,648	22,648	*
Brian P. McKeon	18,866		92,250	111,116	*
Jay Mazelsky	17,083		90,616	107,699	*
Jacqueline L. Studer	3,496		12,145	15,641	*
Giovani Twigge	18,857		48,805	67,662	*
All Directors and executive officers as of March 1, 2017 as a group (14 persons)	1,183,973		1,249,011	2,432,984	2.77%

* Less than 1%

We also grant deferred stock units to our non-employee Directors as annual equity grants or voluntary deferrals of annual fees. Deferred stock units are not included in the table above because they do not represent a right to acquire shares of our common stock within 60 days after March 1, 2017. Although deferred stock units carry no voting rights and individuals holding fully vested deferred stock units are at risk as to the price of our common stock in their investment accounts, vested deferred stock units are included for purposes of determining satisfaction of target stock ownership levels under our stock ownership guidelines. Accordingly, the table below shows the total numbers of shares and fully vested deferred stock units owned as of March 1, 2017 by each of our Directors, each of our named executive officers and all our Directors and executive officers as a group.

40

STOCK OWNERSHIP INFORMATION

Beneficial Owner	Shares Owned		DSUs (7)	Total Number of Shares and DSUs Owned
Jonathan W. Ayers	1,049,783	(4)	59,164	1,108,947
Bruce L. Claflin	–		503	503
Thomas Craig	3,564		37,154	40,718
William T. End	47,070		19,476	66,546
Rebecca M. Henderson, PhD	254		30,986	31,240
Barry C. Johnson, PhD	–		19,246	19,246
Daniel M. Junius	2,000		1,833	3,833
Lawrence D. Kingsley (5)	1,000		135	1,135
M. Anne Szostak	16,000	(6)	2,690	18,690
Sophie V. Vandebroek, PhD	6,000		1,916	7,916
Brian P. McKeon	18,866		34,708	53,574
Jay Mazelsky	17,083		–	17,083
Jacqueline L. Studer	3,496		–	3,496
Giovani Twigge	18,857		–	17,729
All Directors and executive officers as of March 1, 2017 as a group (14 persons)	1,183,973		207,811	1,391,784

(1) Consists of options to purchase shares of common stock exercisable, and RSUs vesting, on or within 60 days after March 1, 2017.
(2) The number of shares beneficially owned by each person or group as of March 1, 2017 includes shares of common stock that such person or group had the right to acquire on or within 60 days after March 1, 2017, including, but not limited to, upon the exercise of stock options or vesting of RSUs, but excluding DSUs.
(3) For each individual and group included in the table, percentage of ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of 87,969,278 shares of common stock outstanding on March 1, 2017 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days after March 1, 2017, including, but not limited to, upon the exercise of stock options or vesting of RSUs, but excluding DSUs.
(4) Includes 98,000 shares held by the Ayers Family Trust.
(5) Mr. Kingsley was appointed to the Board effective October 19, 2016.
(6) Includes 15,416 shares held by the M. Anne Szostak Trust.
(7) Consists of DSUs that are vested as of March 1, 2017.

Director and Officer Stock Ownership Guidelines

We maintain stock ownership guidelines for our Directors and executives, including our executive officers. For more information regarding our Director stock ownership guidelines, please see the discussion under “Director Stock Ownership Guidelines” on page 36, and for more information regarding our executive stock ownership guidelines, please see the discussion under “Compensation Policies and Practices” beginning on page 52.

2017 Proxy Statement	41

STOCK OWNERSHIP INFORMATION

Stock Ownership of Certain Beneficial Owners

Based solely on our review of filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, the only persons or entities known to us to beneficially own more than 5% of our common stock as of December 31, 2016 were:

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding (1)
The Vanguard Group (2)	8,828,778	10.04%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
BlackRock, Inc. (3)	8,361,533	9.51%
55 East 52nd Street
New York, New York 10055
Baron Capital Group, Inc. (4)	5,690,887	6.47%
767 Fifth Avenue, 49th Floor
New York, New York 10153
T. Rowe Price Associates, Inc. (5)	4,428,320	5.03%
100 East Pratt Street
Baltimore, Maryland 21202

(1) For each group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such group on December 31, 2016, as reflected in the most recent filing by such group of statements of beneficial ownership with the SEC, by the 87,969,278 shares of common stock outstanding on March 1, 2017. Therefore, the percentage ownership may differ from the percentage ownership reported in such statements of beneficial ownership, which reflect ownership as of an earlier date.
(2) Based solely upon information derived from a Schedule 13G/A filed by The Vanguard Group with the SEC on March 10, 2017, it has the sole power to vote 141,795 shares, sole power to dispose of 8,672,620 shares, shared power to vote 16,912 shares, and shared power to dispose of 156,158 shares.
(3) Based solely upon information derived from a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2017, it has sole power to vote 7,597,476 shares and sole power to dispose of 8,361,533 shares.
(4) Based solely upon information derived from a Schedule 13G/A filed with the SEC on February 14, 2017 by Baron Capital Group, Inc., BAMCO, Inc., a subsidiary of Baron Capital Group, Inc., Baron Capital Management, Inc., a subsidiary of Baron Capital Group, Inc., and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., (i) Baron Capital Group, Inc. reported that it has shared voting power of 5,401,887 shares and shared dispositive power of 5,690,887 shares; (ii) BAMCO, Inc. reported that it had shared voting power of 5,253,862 shares and shared dispositive power of 5,542,862 shares; (iii) Baron Capital Management, Inc. reported that it has shared voting power and shared dispositive power of 148,025 shares; and (iv) Mr. Baron reported that he has shared voting power of 5,401,887 shares and shared dispositive power of 5,690,887 shares.
(5) Based upon information derived from a Schedule 13G/A filed with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc. (“T. Rowe Price”), it has the sole power to vote 1,227,296 shares and sole power to dispose of 4,428,320 shares. These shares are owned by various individual and institutional investors for which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities; however T. Rowe Price expressly denies that it is, in fact, the beneficial owner of such securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, our Directors, executive officers and any person holding more than 10% of our outstanding common stock are required to report their initial ownership of common stock and any subsequent changes in their ownership to the SEC. We are not aware of any person holding more than 10% of our outstanding common stock.

Based solely on our review of copies of Section 16(a) reporting forms that we received from reporting persons for transactions occurring during our 2015 fiscal year and written representations from our Directors and executive officers, we believe that no reporting person failed to timely file any report required by Section 16(a) during the 2016 fiscal year, except that one Form 4 was inadvertently filed late by Ms. M. Anne Szostak, one of our Directors, to report the acquisition of our common stock by the M. Anne Szostak Trust.

42

Audit Committee Matters

Proposal Two -	Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for 2017, subject to ratification by stockholders.

In taking this action, the Audit Committee considered carefully PwC’s performance as the Company’s independent registered public accounting firm, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards.

The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interests of the Company and our stockholders.

Because the members of the Audit Committee value the views of our stockholders on our independent auditors, even though ratification is not required by law, stockholders will have an opportunity to ratify this selection at the 2017 Annual Meeting. Representatives of PwC will be present at the 2017 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If this proposal is not approved at the 2017 Annual Meeting, the Audit Committee may reconsider its selection of PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, can direct the appointment of a different firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the ratification of PwC as our independent registered public accounting firm for 2017.

2017 Proxy Statement	43

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee is responsible for overseeing the accounting, internal control and financial reporting processes and the audit processes of the Company. As set forth in the Audit Committee’s charter, which is available at the Company’s website at https://www.idexx.com/corporate/corporate-governance.html, the Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company has a full-time internal audit department that reports to the Audit Committee and management and is responsible for, among other things, objectively reviewing and assessing the adequacy and effectiveness of the Company’s internal controls and procedures.

Each member of the Audit Committee is an independent Director as determined by the Board of Directors, based on NASDAQ listing standards and the Corporate Governance Guidelines. Each member of the Audit Committee also satisfies the SEC’s additional independence requirement for members of audit committees. The Board of Directors has determined that Mr. Junius, Mr. Claflin and Ms. Szostak each meet the criteria for “Audit Committee Financial Expert” as defined by SEC rules.

At each of its nine regularly scheduled meetings in 2016, the Audit Committee met as a group with the Company’s management, the Company’s independent registered public accounting firm PwC and internal audit. In addition, in performing its oversight function, the Audit Committee held separate private sessions with senior management, the independent auditors and internal audit to assure that all were carrying out their respective responsibilities. Both PwC and the Director of Internal Audit had full access to the Audit Committee, including regular meetings during which members of management were not present.

In addition, the Audit Committee:

●	Reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2016 and discussed them with management and PwC;
●	Discussed with PwC various communications that PwC is required to provide to the Audit Committee, including matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees; and
●	Received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with PwC their independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Audit Committee
Daniel M. Junius, Chair
Bruce L. Claflin
Thomas Craig
M. Anne Szostak

Independent Auditors’ Fees

The following table summarizes the fees of PwC billed to us for each of the last two fiscal years for audit services, and billed to us in each of the last two fiscal years for other services. For fiscal year 2016, audit fees also include an estimate of amounts not yet billed.

	Fiscal Years Ended December 31,
	2016	2015
Audit fees	$1,861,133	$1,914,115
Audit-related fees	–	–
Tax fees	369,691	454,052
All other fees	–	–
	$2,230,824	$2,368,167

44

AUDIT COMMITTEE MATTERS

Audit Fees. Consists of fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports; the audit of the effectiveness of our internal controls over financial reporting; statutory audits or financial audits for our subsidiaries or affiliates; services associated with periodic reports and other documents filed with the SEC; consultation concerning accounting or disclosure treatment of transactions or events and actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board or other regulatory or standard setting bodies; and assistance with and review of documents provided to the SEC in responding to SEC comments.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include due diligence services pertaining to potential acquisitions.

Tax Fees. Consists of tax compliance fees ($232,038 and $75,031 in 2016 and 2015, respectively), and tax advice and tax planning fees ($137,653 and $379,021 in 2016 and 2015, respectively). These services included U.S. federal, state and local tax planning and compliance advice; international tax planning, structure and compliance advice; and review of federal, state, local and international income, franchise and other tax returns.

Out-of-Pocket Expenses and Value-Added Taxes. Included in the fee schedule above as components of each of Audit Fees, Tax Fees and All Other Fees are amounts billed by the independent auditors for out-of-pocket expenses ($110,146 and $91,014 in 2016 and 2015, respectively) and value-added taxes ($54,994 and $62,846 in 2016 and 2015, respectively).

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services performed by our independent auditor, and the fees paid by us for such services, in order to assure that the provision of such services does not impair the auditor’s independence. Under the policy, at the beginning of the fiscal year, the Audit Committee pre-approves the engagement terms and fees for the annual audit. Certain types of other audit services, audit-related services and tax services have been pre-approved by the Audit Committee under the policy. Any services that have not been pre-approved by the Audit Committee as previously described must be separately approved by the Audit Committee prior to the performance of such services.

Pre-approved fee levels for all pre-approved services are established periodically by the Audit Committee. The Audit Committee then periodically reviews actual and anticipated fees for the pre-approved services against the pre-approved fee levels. Any anticipated fees exceeding the pre-approved fee levels require further pre-approval by the Audit Committee. With respect to each service for which separate pre-approval is proposed, the independent auditor will provide a detailed description of the services to permit the Audit Committee to assess the impact of the services on the independence of the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members and has delegated such authority to its chair. The Audit Committee member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at the next scheduled meeting. The Audit Committee does not delegate its pre-approval responsibilities to management.

During the last two fiscal years, no services were provided by PwC that were approved by the Audit Committee pursuant to the de minimis exception to pre-approval contained in the SEC’s rules.

2017 Proxy Statement	45

Executive Compensation

Proposal Three - Advisory Vote to Approve Executive Compensation

We are asking our stockholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers as described in this Proxy Statement at the 2017 Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. This proposal is commonly referred to as “say-on-pay.”

At the 2011 Annual Meeting, more than 93% of the votes cast by our stockholders were in favor of an annual advisory “say-on-pay” vote. Accordingly, since the 2011 Annual Meeting, we have annually submitted a “say-on-pay” proposal to our stockholders and received overwhelming stockholder support each year. At the 2016 Annual Meeting, our “say-on-pay” proposal was approved by our stockholders with 99% of the votes cast in favor of approving the compensation of our named executive officers, which is the highest among our peer group. The Board believes that this vote affirmed our stockholders’ support of our executive compensation program.

In deciding how to vote on this proposal, our stockholders are encouraged to read the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis section, which discusses in detail our executive compensation program and how it implements our executive compensation philosophy, how our executive compensation program helps drive our business and other corporate strategies, the compensation decisions the Compensation Committee has made under our executive compensation program and some recent changes made to our compensation program.

Our Board recommends that our stockholders approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement for the 2017 Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved on an advisory basis.

As an advisory vote, it will not be binding. However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the approval of the advisory resolution on executive compensation.

46

EXECUTIVE COMPENSATION

Proposal Four -	Advisory Vote on the Frequency of Advisory Vote to Approve Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders to approve, on an advisory, non-binding basis, how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal Three of this Proxy Statement on page 46, commonly referred to as a “say-on-pay” vote. By voting on this Proposal Four, stockholders may indicate whether they would prefer a “say-on-pay” vote once every one, two, or three years. You may also abstain from making a choice.

Our Board of Directors has determined that a “say-on-pay” vote that occurs every year is the most appropriate alternative for us, and therefore recommends that you vote for a one-year interval for the “say-on-pay” vote. In recommending a one-year interval, the Board considered the fact that executive compensation is evaluated, adjusted and approved annually by the Compensation Committee, and concluded that stockholder views should be considered in making these compensation decisions. In addition, we believe that an annual “say-on-pay” vote is consistent with our policy of seeking input and engaging in dialogue with our stockholders on our executive compensation philosophy, policies and practices.

You may vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting. The option that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. The Board and the Compensation Committee will carefully review the voting results of this proposal. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the option of ONCE EVERY YEAR as the frequency with which stockholders are provided an advisory (“say-on-pay”) vote to approve executive compensation.

2017 Proxy Statement	47

EXECUTIVE COMPENSATION

Executive Officers

Set forth below are the names, ages, and current positions of our executive officers as of March 23, 2017 other than Mr. Ayers, our Chairman of the Board, President and Chief Executive Officer, whose biographical information is located under “Proposal One – Election of Directors” on page 19:

Name	Age	Title
Brian P. McKeon	54	Executive Vice President, Chief Financial Officer and Treasurer
Jay Mazelsky	56	Executive Vice President
Jacqueline L. Studer	58	Corporate Vice President, General Counsel and Corporate Secretary
Giovani Twigge	53	Corporate Vice President and Chief Human Resources Officer

Brian P. McKeon. Mr. McKeon has been Executive Vice President, Chief Financial Officer and Treasurer since January 2014. He leads our finance, business development and worldwide operations functions. Mr. McKeon served as a Director of IDEXX from July 2003 through December 2013, including serving as Chair of the Audit Committee and as a member of the Compensation Committee. Mr. McKeon served as Executive Vice President of Iron Mountain Incorporated from April 2007 to December 2013 and Chief Financial Officer of Iron Mountain from April 2007 to October 2013. Mr. McKeon was also Executive Vice President and Chief Financial Officer of The Timberland Company from March 2000 to April 2007. From 1991 to 2000, Mr. McKeon held several finance and strategic planning positions with PepsiCo Inc., serving most recently as Vice President, Finance at Pepsi-Cola, North America. Mr. McKeon holds a bachelor’s degree in accounting from the University of Connecticut and an M.B.A. with high distinction from Harvard University.

Jay Mazelsky. Mr. Mazelsky has been an Executive Vice President since joining us in August 2012. He oversees our North American Companion Animal Group Commercial Organization, and our IDEXX VetLab® in-house diagnostics, Diagnostic Imaging, Veterinary Systems and Service, Rapid Assay and Telemedicine lines of business. Previously, Mr. Mazelsky was a Senior Vice President and General Manager from 2010 to 2012 of Computed Tomography, Nuclear Medicine and Radiation Therapy Planning at Philips Healthcare, a subsidiary of Royal Philips Electronics. Previously he held a series of other leadership roles with increasing responsibilities during his tenure at Philips beginning in 2001. Prior to joining Philips, Mr. Mazelsky was at Agilent Technologies, where he was an Executive in Charge from 2000 to 2002, leading the integration of Agilent’s Healthcare Group into Philips. He also served as a General Manager of the Medical Consumables Business Unit from 1997 to 2000 at Agilent Technologies. From 1988 to 1996, he was in a number of roles at Hewlett Packard in finance, marketing and business planning. Mr. Mazelsky holds a bachelor’s degree in mathematics from the University of Rochester and an M.B.A. from the University of Chicago.

Jacqueline L. Studer. Ms. Studer has been Corporate Vice President, General Counsel and Corporate Secretary since September 2014. She leads the Company’s legal, compliance, regulatory affairs and quality assurance groups. Before joining the Company, Ms. Studer was Vice President, General Counsel and Secretary of Blue Health Intelligence, a healthcare data and analytics company. Prior to that, from June 2011 to October 2012, Ms. Studer served as Executive Vice President and General Counsel of Allscripts Healthcare Solutions. From December 2002 to June 2011, Ms. Studer held various leadership positions at GE Healthcare, a medical technology company, including General Counsel of the GE Healthcare IT & Performance Solutions division. Ms. Studer has also held leadership roles in entrepreneurial organizations and with The Dow Chemical Company earlier in her career. Ms. Studer holds a bachelor’s degree in management from Purdue University and a J.D. from Columbia University School of Law.

Giovani Twigge. Mr. Twigge has been our Chief Human Resources Officer since August 2010, and leads worldwide human resources. Prior to joining us, from 1999 to 2010, Mr. Twigge held various human resources leadership positions at Abbott Laboratories, Inc., a broad-based healthcare company that manufactures and markets pharmaceuticals, medical products, and diagnostics, and was Divisional Vice President, HR, for Abbott Diagnostics. Prior to that, he served as Divisional Vice President, HR, for Abbott Nutrition International and as Regional HR Director for a number of international operations including those in Europe, Latin America/Canada and the Middle East. Mr. Twigge earned his B. Commerce (Honors) degree in personnel management from the University of Pretoria, South Africa.

48

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes our executive compensation program with respect to fiscal year 2016 for our named executive officers. To understand our executive compensation program and the 2016 compensation of our named executive officers, you should carefully read this section and the other relevant information in this Proxy Statement, including:

●	The “2016 Financial Performance Highlights” in the Proxy Summary on page 13;
●	The “Executive Compensation Highlights” portion of the Proxy Summary beginning on page 14;
●	The information regarding the Compensation Committee beginning on page 34; and
●	The Executive Compensation Tables beginning on page 63.

Our named executive officers are:

Name	Position
Jonathan W. Ayers	Chairman, President and Chief Executive Officer
Brian P. McKeon	Executive Vice President, Chief Financial Officer and Treasurer
Jay Mazelsky	Executive Vice President
Jacqueline L. Studer	Corporate Vice President, General Counsel and Corporate Secretary
Giovani Twigge	Corporate Vice President and Chief Human Resources Officer

Executive Summary and Overview

Executive Compensation Philosophy

Our executive compensation philosophy is to attract, motivate and retain talented executives who are aligned and passionate about the Company’s purpose: to be a great company that creates exceptional long-term value for our customers, employees and stockholders by enhancing the health and well-being of pets, people and livestock.

In furtherance of this philosophy, our executive compensation program is based on a pay-for-performance framework designed to achieve three key objectives:

Attract, motivate and retain highly skilled executives;
Create alignment between management and stockholder interests by establishing a strong connection between compensation, stock ownership and creation of stockholder value; and
Reward executives for building a highly engaged, high-performance culture that corresponds with our guiding principles of:

●	Sustaining market leadership;
●	Exceeding the expectations of our customers;
●	Empowering and rewarding our employees;
●	Innovating with intelligence;
●	Cultivating entrepreneurial spirit; and
●	Contributing to our communities.

2017 Proxy Statement	49

EXECUTIVE COMPENSATION

Elements of Executive Compensation Program

In support of our executive compensation philosophy and objectives, our executive compensation program consists of the following three key elements, which in total are targeted at the median of our competitive market:

Base Salary	+	Performance-Based Cash Bonus	+	Equity-Based Long-Term Incentives	=	Total Executive Compensation

Compensation Key Elements	Objective
Base salary

To provide a fixed amount of compensation which is positioned generally at the median of the competitive market for similar positions, but that takes into account the individual skills, abilities and performance of each of our executives, which supports our compensation philosophy of attracting and retaining talented individuals.

Performance-Based Cash Bonus (at risk)

To motivate executives to achieve the Company’s annual goals for financial performance, as well as achieve key annual goals that strengthen the business and position the Company for longer term performance. Target bonus percentages are positioned at the median of the competitive market for similar positions.

Equity-Based Long-Term Incentives (at risk)

To motivate long-term performance and align the interests of management and stockholders, which supports our compensation philosophy of rewarding long-term performance and sustained stockholder value creation in a way that attracts and retains talented executives. In general, long-term incentive opportunities vest pro rata over five years and are structured so that, when combined with salary and target bonus opportunity, total target direct compensation is approximately at the median of the market.

For our executives, including our named executive officers, we believe that variable compensation, such as performance-based cash bonuses and equity-based compensation with five-year vesting, should be a higher percentage of total compensation than for our other employees. We also believe that variable compensation relates most directly to the creation of long-term stockholder value by providing strong incentives to achieve strategic and financial objectives over time, as well as serving as a form of compensation that will motivate and retain executives. In general, the total direct compensation mix for our Chief Executive Officer and our other named executive officers for 2016 is as follows:

Components of CEO 2016 Pay	Components of Other NEO’s 2016 Pay (Average)

50

EXECUTIVE COMPENSATION

The percentage of total direct compensation that is represented by variable, at-risk compensation elements has increased year-over-year in each of the last three fiscal years, which is consistent with our overall pay-for-performance executive compensation philosophy and serves to further alignment between management and stockholder interests.

In making decisions with respect to each element of an executive’s compensation, the Compensation Committee also considers the total compensation that may be awarded to the executive. Overall, the Compensation Committee’s goal is to award compensation that corresponds with the Company’s compensation philosophy and objectives when all the elements of the compensation program are considered individually and in total.

Results of the 2016 “Say-on-Pay” Advisory Vote on Executive Compensation were 99% in Favor

At our 2016 Annual Meeting, our stockholders voted 99.1% (represented by 70,918,311 votes) in favor of approving the compensation of our named executive officers and 0.9% (represented by 643,978 votes) against. This approval percentage is among the highest of the peer group of companies utilized by the Compensation Committee for competitive benchmarking purposes when it made executive compensation determinations for 2016. The Compensation Committee considered these results in determining compensation policies and decisions and concluded that the compensation paid to our named executive officers and the Company’s overall pay practices are strongly supported by our stockholders.

Competitive Benchmarking of Compensation

The Compensation Committee believes that market data is essential to determining compensation targets and the actual awards for executives in an effort to attract and retain highly talented senior executives. Market data is used to assess the competitiveness of our compensation packages relative to similar companies and to ensure that our compensation program is consistent with our compensation philosophy. The Compensation Committee’s objective is to provide executives with target total direct compensation that generally corresponds with the market median.

On an annual basis, the Compensation Committee engages Frederic W. Cook & Co., Inc. (“FW Cook”), an independent executive compensation consulting firm, to conduct a market benchmarking study for our senior executives, including our Chief Executive Officer and our other named executive officers. FW Cook does not provide any services to management and has received no compensation from the Company, other than for the services to the Compensation Committee. For more information regarding the Compensation Committee’s engagement of FW Cook, see the discussion under “Use of Compensation Consultants” on page 54.

Our executive compensation program is benchmarked against a group of medical device, technology and healthcare services companies that are similar to the Company in size as measured by revenues, net income, market capitalization, price to earnings multiple and number of employees. In February 2016, when the Compensation Committee set 2016 base salaries and made 2016 equity awards, the companies in the market competitive analysis included the following firms.

IDEXX Proxy Peer Group
Alere, Inc.	ResMed Inc.
Align Technology Inc.	Sirona Dental Systems, Inc.
Bio-Rad Laboratories, Inc.	Stericycle, Inc.
Charles River Labs International, Inc.	STERIS Corporation
The Cooper Companies Inc.	Teleflex Incorporated
DENTSPLY International Inc.	Varian Medical Systems, Inc.
Edwards Lifesciences Corporation	VCA Inc.
Haemonetics Corporation	Waters Corporation
Hill-Rom Holdings, Inc.	West Pharmaceutical Services, Inc.
Hologic Inc.

Other than the removal of C.R. Bard, which no longer fell within our applicable comparison range with respect to revenue, operating income and market capitalization, this peer group did not change from the peer group that the Compensation Committee referenced when it determined 2015 compensation.

2017 Proxy Statement	51

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the size and value of the peer group companies relative to the Company as of October 2015, which is when this peer group was selected by the Compensation Committee.

Peer Group Comparisons*
($ in Millions)
	Revenue		Market Capitalization		Net Income		P/E Ratio		Employees
Peer Group 75th Percentile	$2,488	(1)	$8,595	(2)	$285	(1)(3)	38.0	(4)	9,630	(5)
Peer Group Median	$1,894	(1)	$5,574	(2)	$148	(1)(3)	34.2	(4)	7,600	(5)
Peer Group 25th Percentile	$1,540	(1)	$4,229	(2)	$129	(1)(3)	27.6	(4)	5,776	(5)
IDEXX Laboratories, Inc.	$1,531	(1)	$6,692	(2)	$182	(1)(3)	36.8	(4)	6,400	(5)
IDEXX Laboratories, Inc. – 2016 (6)	$1,775		$10,334		$222		46.6		7,365

* All data in this table, except for the IDEXX Laboratories, Inc. – 2016 data, was compiled by FW Cook from Standard & Poor’s Capital IQ database.
(1) Most recently reported four quarters publicly available as of July 31, 2015.
(2) As of July 31, 2015. Calculated using the most recently reported shares outstanding and stock price publicly available as of July 31, 2015.
(3) Excludes extraordinary items and discontinued operations.
(4) Calculated by dividing the market capitalization as of July 31, 2015 by net income for the most recently reported four quarters publicly available as of July 31, 2015, excluding extraordinary items and discontinued operations.
(5) Fiscal year employee number based upon the most recently filed Annual Report on Form 10-K as of July 31, 2015.
(6) For comparative purposes only. 2016 data is as of or for the year ended December 31, 2016, except for Employees, which is as of February 6, 2017 as set forth in our Annual Report on Form 10-K for the year ended December 31, 2016. P/E Ratio calculated using a methodology described in footnote (4) above, except as of December 31, 2016.

The composition of the peer group is based on recommendations by FW Cook and is reassessed annually, and the Compensation Committee approves all changes to the group. We supplement the peer group data with national survey life sciences and general industry data. The survey data is blended to recognize the manufacturing aspects of our business and the different business models of some companies reflected therein.

Compensation Policies and Practices

The following table summarizes certain policies and practices utilized by us in connection with our executive compensation program.

Summary
Executive Stock Ownership and Retention

We maintain stock ownership guidelines intended to ensure that the interests of our executives are economically aligned with those of our stockholders. These guidelines establish the following target levels of ownership of our common stock:

●Chief Executive Officer – 6 times annual base salary;
●Executive Vice Presidents – 3 times annual base salary; and
●Corporate Vice Presidents – 1 times annual base salary.

The Compensation Committee believes that the higher target multiples applicable to the Chief Executive Officer and our Executive Vice Presidents are appropriate given the greater relative scope of responsibilities relating to long-term stockholder value creation associated with those positions.

These target levels determine whether the executive must retain additional stock acquired upon the vesting and release of RSUs, deferred stock units (“DSUs”) or the exercise of options. Specifically, unless and until the value of our common stock held by an executive equals or exceeds his or her target level at the end of a calendar year, this executive must retain:

●At least 75% of our common stock received upon the exercise of options or the vesting and release of RSUs or DSUs during the following year, after payment or withholding of any applicable exercise price and taxes; and
●All other shares of our common stock held by the executive.

We do not apply the value of stock options or unvested RSUs towards satisfying these guidelines, as the Compensation Committee believes that these guidelines are meant to encourage outright ownership of our common stock. Each executive’s compliance with the guidelines is measured annually as of December 31 and reviewed by the Compensation Committee. All named executive officers were in compliance with the guidelines as of December 31, 2016.

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Summary
Recovery of Incentive Compensation (Clawback Policy)

Under our Policy of Recovery of Incentive Compensation, or “clawback” policy, we may seek to recover certain annual performance-based incentive compensation (including incentive-based equity compensation) granted to our executives in the event we are required to restate our financial results for any of the three most recent fiscal years completed after March 3, 2010, other than a restatement due to changes in accounting principles or applicable law.

Policy on Short Sales, Derivatives and Hedging

Pursuant to our Policy on Short Sales, Derivative Transactions and Hedging, no employee of the Company may engage in short sales of our securities, purchases or sales of puts, calls or other derivative securities based on our securities, or purchases of financial instruments that are designed to hedge or offset any decrease in the market value of our securities.

Anti-Pledging Policy

We maintain a Policy on Pledging of Company Stock that prohibits our Directors and senior executives from pledging or otherwise encumbering our equity securities as collateral for indebtedness, including holding shares in a margin or similar account that would subject our equity securities to margin calls.

CEO Employment Agreement

Our Chief Executive Officer has an employment agreement that stipulates severance terms if he were to be terminated by the Company other than for cause. Cause is defined in the employment agreement as willful, material misconduct, gross negligence in the performance of his duties on behalf of the Company, or a breach of his invention and non-disclosure agreement or non-compete agreement with the Company.

Change in Control Agreements

Each of the named executive officers and certain other executives has a change in control agreement with the Company. The purpose of these agreements is to provide strong incentives for these executives to act in the best interest of our stockholders before, during and after any change in control transaction by providing them with security in the event their employment is terminated or materially changed following a change in control. The agreements generally provide for a lump sum payment of a prorated portion of the executive’s target bonus for the year of termination, an amount equal to two times (or three times in the case of the Chief Executive Officer) the sum of the executive’s annual base salary, and the average bonus received by the executive for the three full fiscal years preceding the change in control, as well as the continuation of benefits for two years (or three years in the case of the Chief Executive Officer) following a qualifying termination. The agreements also provide for immediate vesting of equity awards in the event of a change in control followed by a qualifying termination but do not provide for any 280G excise tax gross-ups. The change in control agreements renew annually unless we provide notice of our intent not to renew. The Compensation Committee believes these terms are reasonable and consistent with market practice.

The Compensation Committee periodically reviews the change in control agreements and obtains updated industry benchmarking advice from FW Cook to assist in determining whether any modifications to the agreements are necessary or whether we should permit renewal.

Compensation Committee Procedures

Compensation Committee meetings are scheduled and agendas determined through consultation among the Compensation Committee Chair; our Chief Executive Officer; our Corporate Vice President, General Counsel and Corporate Secretary; and our Corporate Vice President and Chief Human Resources Officer.

In February of each year, the Compensation Committee meets to:

●	Approve the prior year actual bonus amount for the Chief Executive Officer;
●

Review and approve the Chief Executive Officer’s recommendations for bonuses paid to other executive officers for the prior year (with consideration of the targets that had been set), and making changes when deemed appropriate;

●	Determine the current year base salary, target bonus percentage and annual equity award for the Chief Executive Officer; and
●

Review and approve the Chief Executive Officer’s recommendations for the current year base salary, target bonus percentage and equity awards for the other executive officers, making such changes as it deems appropriate.

The Compensation Committee meets at other times during the year as needed to review executive compensation and otherwise to perform the duties described in its charter.

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Use of Compensation Consultants

The Compensation Committee has the authority to engage advisers to support its work at the Company’s expense, taking into consideration the applicable factors affecting the independence of such advisers that are required by SEC and NASDAQ rules. The Compensation Committee has engaged FW Cook to serve as a consultant, with the following duties generally and during 2016:

●

Providing the Compensation Committee with analysis pertaining to chief executive officer, executive and director compensation program design, including industry survey analysis, explanation of trends, best practices and regulatory changes;

●

Analyzing peer companies’ annual chief executive officer, executive and director compensation to assist the Compensation Committee in determining the appropriateness and competitiveness of our Chief Executive Officer, executive and Director compensation and recommending a relevant group of peer companies against which to benchmark the competitiveness and appropriateness of our Chief Executive Officer, executive and Director compensation;

●	Reviewing any proposed changes to chief executive officer, executive and director compensation program design;
●	Reviewing compensation disclosure materials;
●

Analyzing our compensation practices to assist the Compensation Committee in determining whether risks arising from such practices are reasonably likely to have a material adverse effect on the Company; and

●	Providing specific analysis periodically as requested by the Compensation Committee.

FW Cook provides no services to us other than those provided to the Compensation Committee. The Chair of the Compensation Committee reviews and approves all invoices pertaining to services provided by FW Cook. Members of management work with FW Cook to the extent necessary to provide FW Cook with information necessary for its consulting work and to prepare materials for review by the Board and the Compensation Committee.

In accordance with SEC and NASDAQ rules, our Compensation Committee annually assesses the independence of the compensation consultant engaged by the Committee. Accordingly, in December 2016 the Compensation Committee considered whether its work with FW Cook raised any conflicts of interest in light of specific independence factors described in the applicable SEC and NASDAQ rules. Based on these factors, the Compensation Committee determined that the work of FW Cook and the individual compensation advisors employed by FW Cook who provided services to the Compensation Committee have not created any conflict of interest.

Analysis of Risk Associated with Compensation Practices

The Compensation Committee engaged FW Cook to conduct an analysis of our compensation practices in order to assist the Compensation Committee in determining whether those practices created risks that were reasonably likely to have a material adverse effect on the Company. The results of this analysis were presented by FW Cook to the Compensation Committee in December 2016. Based on this analysis, the Compensation Committee determined that our compensation practices were not reasonably likely to have a material adverse effect on the Company. This conclusion was based on the use of a reasonably balanced pay mix, multiple performance metrics used for the cash bonus plan, including non-financial goals, capped cash bonus payouts, multi-year equity compensation vesting periods, stock ownership guidelines, a clawback policy, and a prohibition against pledging and hedging activity.

Role of Company Executives

As provided by the Compensation Committee charter, the Chief Executive Officer is responsible for recommending to the Compensation Committee annual compensation for the rest of the executive officers. The Compensation Committee approves compensation for these executive officers and may make such changes as it deems appropriate. The Compensation Committee charter also provides that the Compensation Committee determines the Chief Executive Officer’s annual compensation and meets without the presence of any executive officers of the Company when approving or deliberating on Chief Executive Officer compensation.

In addition to the Chief Executive Officer, our Corporate Vice President, General Counsel and Corporate Secretary and our Corporate Vice President and Chief Human Resources Officer also work with the Compensation Committee Chair to set agendas, prepare materials for Compensation Committee meetings, and generally attend meetings and prepare meeting minutes, and our Executive Vice President and Chief Financial Officer also works with the Corporate Vice President and Chief Human Resources Officer in the preparation of some materials for Compensation Committee meetings. However, no member of management is present in Compensation Committee meetings when matters related to his or her individual compensation is under discussion. No other executive officer is involved in supporting Compensation Committee activities or executive compensation recommendations.

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Determination of Executive Compensation

The Compensation Committee determines the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, approves the compensation for each of our other named executive officers. The Chief Executive Officer does not participate in the Compensation Committee’s deliberations or decisions regarding his compensation. All four Compensation Committee members are independent directors of the Company. The Compensation Committee reviews, at least annually, the base salary, annual cash performance-based bonus, long-term equity awards and other material benefits, direct and indirect, of the named executive officers. These responsibilities are identified in the Compensation Committee charter.

In making compensation determinations with respect to our named executive officers, the Compensation Committee gives primary consideration to impact on the Company’s results and scope of responsibility, in addition to past accomplishments, prior experience and other factors, including data on prevailing compensation levels. Considerable weight is also given to the Chief Executive Officer’s evaluation of the other named executive officers because of his unique knowledge of their responsibilities, performance and contributions. For each of our named executive officers, the Compensation Committee determines each component of compensation based on overall achievement of our financial and non-financial performance goals.

Base Salary

Base salary levels are reviewed and approved by the Compensation Committee annually, typically in the first fiscal quarter, as part of our compensation planning process. The Compensation Committee targets base salary toward the median for the peer group proxy data and survey compensation data. Individual executive base salary levels may vary on either side of the median when factoring in our overall financial performance and an individual’s strengths, level and scope of responsibilities, skills, experience, past performance and potential.

For detail regarding the base salary paid to each of our named executive officers for fiscal year 2016, see the discussion under “2016 Base Salary” on page 59.

Annual Performance-Based Cash Bonus

In 2016, annual performance-based cash bonuses for our Chief Executive Officer and our other named executive officers, as well as certain other senior executives, were paid pursuant to our Senior Executive Team Incentive Plan (the “SET Incentive Plan”) from a bonus pool determined based on the Incentive Plan Measures as described below. Each of the named executive officers and other senior executives has a target annual performance-based cash bonus opportunity, which is determined annually by the Compensation Committee and based on a percentage of the executive’s base salary, with a maximum payout of 200% of the target. These target percentages are intended to provide an appropriate mix of fixed and variable compensation and to maintain an appropriate weighting of annual versus longer-term incentives consistent with our compensation philosophy. For participating members of the senior executive team other than the Chief Executive Officer, the aggregate of these target annual bonus opportunities creates a bonus pool used to award actual annual incentive cash bonuses to these senior executives.

As depicted in the following table, the annual performance-based cash bonus pool paid out to senior executive team members pursuant to the SET Incentive Plan is calculated using two equally weighted factors: (i) our financial performance measured against specific metrics selected by the Compensation Committee, and (ii) achievement of non-financial performance goals focused on strengthening and positioning the Company for sustained future growth and profitability:

Incentive Plan Measures

Base Salary	X	Target Incentive %	Target $	X	Financial Performance Factor	+	Non- Financial Performance Factor	=	Performance- Based Cash Bonus
					50% Weighting		50% Weighting

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The financial goals used to calculate the financial performance factor are established annually by the Compensation Committee. The non-financial performance factor is determined by the Compensation Committee by measuring achievement of annual goals approved by the Board and intended to strengthen the business to support long-term performance.

The mechanics of the SET Incentive Plan informed the Compensation Committee’s exercise of its “negative discretion” in reducing the maximum cash performance bonus amount payable to our named executive officers under our 2014 Incentive Compensation Plan (the “2014 Plan”) for 2016. For detail regarding the calculation of performance-based cash bonuses paid to each of our named executive officers for fiscal year 2016 under the SET Incentive Plan, see the discussion under “2016 Annual Performance-Based Cash Bonus” on page 59.

Long-Term Equity Incentive Compensation

We believe that the practice of granting equity-based awards is important in recruiting and retaining the key talent necessary to ensure our continued success. We also believe that granting equity-based awards, with a high percentage of those awards made in the form of stock options, provides our executives a strong financial incentive to maximize stockholder returns over the long term. In fact, our compound average annual total stockholder return substantially outperformed the median of our proxy peer group and the S&P 500 over the last one-, three-, and five-year periods.

1-, 3- and 5-Year Compound Average Annual Total Stockholder Return %*
* Based on total return to stockholders, assuming dividend reinvestment for those companies issuing dividends. All three periods ending December 31, 2016.
** Proxy Peer Group identified on page 51 (excluding Sirona Dental Systems, Inc., which merged with DENTSPLY International Inc. in 2016) and excludes IDEXX.

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The following table summarizes the key aspects of our equity compensation awards:

Aspect of Equity Awards	Description
Types of Equity Awards Granted	Our equity awards may include: ●Annual equity awards to qualifying employees; and ●Equity hiring awards granted to attract highly talented individuals.
Mix of Equity Incentive Compensation
Annual equity awards may consist of stock options, RSUs, or a combination of both. Because stock options have value only to the extent our stock price increases in comparison to the stock price on the date of the grant, and generally vest ratably over five years with seven- or ten-year terms, they directly reward creation of long-term stockholder value after the grant date. For these reasons, we view options as an effective means of implementing our compensation philosophy that emphasizes pay-for-performance and seeks to align the interests of our executives and stockholders. RSUs vary in value depending on the stock price of our common stock prior to vesting, but generally will have some value in the long term, which encourages retention and rewards the creation of stockholder value over time. Given the different risk/reward characteristics of these two types of awards and alignment with our executive compensation philosophy, the Compensation Committee believes that the equity awards granted to executives should have a greater proportion of stock options relative to RSUs.

Executives have the most direct impact on our performance and should bear the highest risk, and realize the highest potential reward, associated with that performance. Accordingly, executives (other than the Chief Executive Officer) generally receive 75% of their equity award value in the form of stock options and 25% of their award value in the form of RSUs.

Based on our Chief Executive Officer’s substantial impact on company performance and ability to create stockholder value over the long term, since 2015 our Chief Executive Officer has received 100% of his annual equity award in the form of stock options that vest over five years. We believe that these higher percentages of options, combined with the five-year vesting period, serve as effective incentives to create long-term stockholder value for our Chief Executive Officer and the other named executive officers, which is evidenced by our strong stock price performance over the last several years.

Vesting and Expiration
All equity awards generally have a five-year vesting schedule.
The Compensation Committee believes that a five-year vesting schedule for both options and RSUs, which is longer than typical market practice, further aligns the interests of our executives with the long-term interest of stockholders while also providing a retention benefit for the Company.

Since 2016, RSUs granted to our named executive officers also contain a performance-based vesting component. Annual stock option awards granted prior to the date of our 2013 Annual Meeting generally expire on the day immediately prior to the seventh anniversary of their grant date, and annual stock option awards granted on or after the date of our 2013 Annual Meeting generally expire on the day immediately prior to the tenth anniversary of their grant date.

Equity Hiring Awards

Hiring awards are granted in certain cases in order to attract highly talented individuals to the Company. Hiring awards typically consist of RSUs, but may also include a combination of RSUs and stock options. Generally, hiring awards for newly-hired executive officers are granted on one of four established grant dates annually, and vest proportionally in annual increments over a five-year period.

Equity Grant Procedures
The Board has adopted an equity award granting policy that determines when and how equity awards are granted by the Company. This policy provides for fixed award dates that occur outside the quarterly quiet periods during which our executives and Directors are precluded from trading in our securities. Most equity awards, including all annual awards to the named executive officers, are made on or about February 14 of each year, which shortly follows both our earnings announcement for the fourth quarter of the prior year and the Compensation Committee meeting at which annual compensation determinations are made. All annual equity awards to our named executive officers require the approval of the Compensation Committee. All other equity grants are typically authorized by the Compensation Committee. Pursuant to the equity award granting policy, the Compensation Committee has delegated to the Compensation Committee Chair the power and authority to grant certain new hire equity awards for executive officers, subject to certain limitations set forth in the equity award granting policy.

In determining the size of equity awards to each named executive officer, the Compensation Committee begins with a competitive assessment based upon the proxy peer group and survey data. The determination of the equity award is based on the responsibilities of each named executive officer’s position and, relative to cash compensation, is intended to support the Company’s philosophy that variable pay should constitute a significant portion of total compensation. The size of annual award value is determined based on the executive’s job scope, long-term leadership potential, the size of prior awards, total compensation relative to median total compensation for market comparable positions, and the impact of the equity award values in total on stockholder dilution and stockholder value transfer in relation to the average of such totals for the proxy peer group.

The exercise price of all stock options granted by the Compensation Committee equals the closing sale price of the common stock on the date of grant and in any case will not be less than such price. The number of stock options granted is determined based on the Black-Scholes value of an option with respect to our common stock on the applicable grant date. The number of RSUs granted is determined based on the closing price of our common stock on the applicable grant date. In addition, all RSUs granted to our named executive officers since 2016 have included a performance component selected by the Compensation Committee as part of its approval of annual equity awards to these officers, with the intent to make these RSUs eligible to qualify as “performance based compensation” under Section 162(m) of the Code.

For detail regarding the long-term equity incentive compensation granted to each of our named executive officers for fiscal year 2016, see the discussion under “2016 Long-Term Equity Incentive Awards” on page 61.

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Benefits and Perquisites

We provide health and welfare benefits to our salaried employees, including our named executive officers. This includes health insurance, affordable access to physical fitness facilities, life insurance and disability insurance. In addition, all full-time employees of the Company and its domestic subsidiaries that have been employed for at least one month have an opportunity to purchase shares of our common stock through payroll deductions pursuant to our 1997 Employee Stock Purchase Plan.

In 2016, the only benefits available exclusively to our executives were Company-funded, elective supplemental disability coverage and annual executive physical exams and wellness coaching, which have a combined value of under $10,000 per executive. The supplemental disability coverage is provided for additional financial security in the case of disability. Annual physical exams and wellness coaching are provided because the health of our executives is critical to their performance. In addition, in 2016 we reimbursed our Chief Executive Officer and each of our other named executive officers for tax return preparation and planning services in an amount that did not exceed $6,000. The tax preparation and planning service is provided to these senior executives to maximize the amount of time that they are able to spend on Company business rather than personal financial matters. We do not gross up executives’ perquisites and benefits to compensate for any taxes due on the value of these perquisites and benefits, with the exception of executives on expatriate assignments.

Deductibility of Annual, Performance-Based Compensation Under Section 162(m)

Section 162(m) of the Code disallows a tax deduction for certain compensation in excess of $1 million paid to our Chief Executive Officer and three other officers (other than the Chief Financial Officer) whose compensation is required to be reported to our stockholders pursuant to the Securities Exchange Act of 1934. Pursuant to Section 162(m), certain “qualified performance-based compensation” that is approved in accordance with the requirements of Section 162(m) is not subject to this deduction limit. The Compensation Committee believes it is in the best interest of the Company and its stockholders for us to provide annual, performance-based compensation to executives that preserves the flexibility to grant awards intended to be deductible by the Company for federal income tax purposes.

Accordingly, annual cash bonuses for our named executive officers are typically awarded pursuant to our 2014 Plan, with the intent that these bonuses will qualify as performance-based compensation under Section 162(m). As a consequence, our named executive officers become eligible to receive such annual cash bonuses only if the Company achieves a specified financial metric for the fiscal year to which the bonuses relate. In addition, in February 2016 the Compensation Committee added a performance component to the RSUs awarded to our senior executives as part of their annual equity incentive award, starting with the RSUs granted for fiscal year 2016. This new feature is intended to allow the awards to be eligible to qualify as performance-based compensation pursuant to Section 162(m), as contemplated under our 2009 Stock Incentive Plan. Specifically, these performance-based RSUs will vest and become payable only if the Company achieves a pre-determined financial metric for the fiscal year in which the RSUs are granted and the executive remains employed with the Company through the service-based vesting requirements. If the applicable performance goal is not met for such fiscal year, these RSUs will be forfeited, and the recipients will not be eligible for replacement awards in connection with such forfeiture.

For detail regarding the performance components of the cash bonus awards and RSU grants made to our named executive officers for fiscal year 2016, see the discussion below under “2016 Executive Compensation Determinations.”

The rules and regulations relating to Section 162(m) are complicated and may change from time to time, sometimes impacting prior awards. There can therefore be no guarantee that any award intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) will in fact qualify. In addition, the Compensation Committee reserves the flexibility to grant cash bonuses, RSUs and other awards that would not qualify as performance-based compensation if the Compensation Committee determines it is appropriate to do so.

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2016 Executive Compensation Determinations

The following is a discussion of the determinations of base salary, annual performance-based cash bonus and long-term equity awards for the named executive officers for fiscal year 2016 and the specific factors considered in making such determinations.

Compensation for Fiscal 2016 Performance Table

The table below provides an overview of total direct compensation paid to our named executive officers for fiscal year 2016, including a breakdown of each of the three key elements of total direct compensation and the 2016 target performance-based cash bonus compared to the actual amount of the 2016 performance-based cash bonus.

		Performance-Based Cash Bonus			Long Term Incentives	Total Direct Compensation
	Base Pay	Target Bonus (% of Base Pay)	Target Bonus ($)	Actual Bonus	Actual (1)	Actual
Jonathan W. Ayers	$800,000	125%	$1,000,000	$1,545,000	$3,497,863	$5,842,863
Brian P. McKeon	$536,000	75%	$402,000	$621,000	$1,099,501	$2,256,501
Jay Mazelsky	$450,000	75%	$337,500	$600,000	$999,569	$2,049,569
Jacqueline L. Studer	$375,000	60%	$225,000	$324,000	$549,776	$1,248,776
Giovani Twigge	$370,000	60%	$222,000	$343,000	$549,776	$1,262,776

(1) Represents actual grant date fair value computed in accordance with FASB ASC Topic 718.

2016 Base Salary

Mr. Ayers’s 2016 base salary was $800,000, which is the same base salary paid to Mr. Ayers in 2015 and 2014, reflecting our philosophy that the portion of the Chief Executive Officer’s total compensation that is performance-based should grow as a percentage of the total over time. The Compensation Committee approved base salary increases of between 3% to 5.1% in 2016 for each of the other named executive officers to more closely align these base salaries to the median of the proxy peer group and market survey data for these positions.

2016 Annual Performance-Based Cash Bonus

In February 2016, the Compensation Committee selected each of our named executive officers, as well as certain other senior executives, as participants in the 2014 Plan for the 2016 fiscal year, with the intent to make cash bonuses payable to these named executive officers and other senior executives for fiscal year 2016 eligible to qualify as “performance-based compensation” under Section 162(m). The Compensation Committee established operating income, as adjusted to eliminate the effects of differences between actual and budgeted foreign currency exchange rates in 2016 and to eliminate the effects of discrete items such as acquisition- and litigation-related expenses and restructuring charges, as the performance goal applicable to the participants in the 2014 Plan. The Committee then fixed the maximum amount payable to Mr. Ayers for fiscal year 2016 as 1.5% of operating income (as adjusted), and fixed the maximum amount payable to the other participating senior executives, including each of the other named executive officers, for fiscal year 2016 as 0.75% of operating income (as adjusted), subject in each case to the limitations under the 2014 Plan ($5 million per participant) and an overall cap per participant equal to 200% of his or her target bonus. In addition, the aggregate amount payable to all of the participating executives (other than the Chief Executive Officer) is limited to the aggregate amount of the bonus pool. In the event the Company did not achieve positive operating income (adjusted as described above) for fiscal year 2016, the selected participants would not be eligible to receive an annual, performance-based cash bonus for fiscal year 2016 under the 2014 Plan.

In February 2017, the Compensation Committee certified that the Company achieved its operating income goal for fiscal year 2016. In light of the limitations described above, each participating executive was entitled to a maximum bonus amount for fiscal year 2016 equal to 200% of his or her target bonus. The Compensation Committee then exercised its “negative discretion,” as permitted under Section 162(m), to determine the actual annual performance-based cash bonuses awarded to each of the named executive officers for performance during 2016, using the guidelines and performance criteria set forth in the SET Incentive Plan.

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Pursuant to the SET Incentive Plan parameters for 2016, 50% of the annual performance-based cash bonus for the named executive officers is based on an equal weighting of three financial metrics selected by the Compensation Committee, and 50% is determined by the Compensation Committee based on the Company’s achievement of non-financial performance goals approved by the Board, as described above under “Annual Performance-Based Cash Bonus” on page 55. Based on overall performance against financial and non-financial goals, the Compensation Committee determined that the maximum aggregate amount of the bonus pool equaled 154.5% of the sum of the participants’ target bonuses.

For the financial performance goals in 2016, the SET Incentive Plan included three equally-weighted factors: organic revenue growth, operating profit, and earnings per share, as depicted below:

Organic Revenue Growth Rating	+	Operating Profit Rating	+	Earnings per Share (EPS) Rating	=	Financial Performance Factor
33% Weighting		33% Weighting		33% Weighting

Each of the three Company financial performance metrics that comprise the financial performance factor is subject to a rating calculated on a sliding scale, ranging from 50% to 180% (with no payout below threshold performance), using the approved budget goal for the applicable factor as 100% of target payout. The Company’s performance versus the approved budget goal with respect to each financial metric selected by the Compensation Committee for the SET Incentive Plan for 2016, and the resulting calculation of the financial performance factor, is illustrated in the table below:

	2016 Actual	2016 Approved Budget Goal (1)	Variance to Approved Budget Goal	Payout Rating (2)	Weighting	Weighted Average Percentage
Organic Revenue Growth (3)	11.4%	8.2%	3.2%	161.3%	33%	53.2%
Operating Profit ($ in millions)	$350.2	$310.4	$39.8	180%	33%	59.4%
Earnings per Share (Diluted)	$2.44	$2.16	$0.28	180%	33%	59.4%
2016 Financial Performance Factor (%)						172.0%

(1) In evaluating financial performance, the Compensation Committee reviewed the 2016 budget as adjusted to eliminate the effects of changes in foreign currency exchange rates during 2016, as compared to the rates assumed in the budget, as well as the impact of the permanent extension of the federal research and development tax credit.
(2) Achievement of the Company’s approved budget goal for each of the financial metrics equates to 100% payout, with separate pre-defined performance scales for each financial metric resulting in an increase or decrease in the percentage payout, as described above.
(3) Organic revenue growth is not a measure defined by generally accepted accounting principles in the United States of America (“GAAP”), otherwise referred to herein as a non-GAAP financial measure. In calculating organic revenue growth, we exclude the effect of changes in foreign currency exchange rates because changes in foreign currency exchange rates are not under management’s control, are subject to volatility and can obscure underlying business trends. We also exclude the effect of acquisitions because the nature, size and number of acquisitions can vary dramatically from period to period and therefore can also obscure underlying business trend. Information regarding organic revenue growth and its calculation is provided in Appendix A.

The non-financial goals for 2016 for the SET Incentive Plan in general covered the following objectives:

●	Implementation of certain commercial strategies, including “go-direct” initiatives, and continued traction of IDEXX SDMATM and achievement of global instrument placement goals;
●	Development, commercialization and launch of certain products, including our SediVue™ Dx Instrument;
●	Achievement of specific product development and key operational milestones; and
●	Increase employee engagement, decrease employee turnover, hire and develop key leadership talent, including gender and ethnically diverse talent.

The Compensation Committee, upon analysis of the achievement of the non-financial goals described above, determined that the non-financial performance factor for the senior executives should be 137% of target. In accordance with the equal weighting applied to the financial and non-financial factors set forth in the SET Incentive Plan, the incentive plan design results in a 154.5% overall performance-based bonus factor for the participants in the SET Incentive Plan other than the Chief Executive Officer. With respect to the individual

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performance factors of each of the participating senior executives, the Compensation Committee considered the relative contributions made by each of these executives to the achievement of the Company’s financial and non-financial goals applicable to the SET Incentive Plan, as well as other factors such as the scope of and tenure in their roles at the Company.

The Compensation Committee awarded Mr. Ayers an overall performance factor of 154.5% of target bonus, consistent with the bonus pool performance target and average bonus payout as a percentage of target of the other participating senior executives, in accordance with the SET Incentive Plan.

With respect to the named executive officers other than Mr. Ayers, the Compensation Committee also consulted with the Chief Executive Officer regarding his performance assessment of these named executive officers. In light of the significant role played by Mr. Mazelsky in conceiving the fully-direct sales strategy in the U.S. and successfully implementing the second year of this sale strategy, a key goal for 2016, the Compensation Committee determined that a larger performance factor over target for Mr. Mazelsky was merited, and given the limited size of the bonus pool, a correspondingly more moderate (but still significant) performance factor over target was merited for some participants who had less tenure in their roles. Accordingly, the Compensation Committee set a performance factor significantly over target for each participating senior executive that resulted in an overall performance-based factor of 177.8% for Mr. Mazelsky, 154.5% for each of Mr. McKeon and Mr. Twigge, each of whom has been in his role at the Company for more than three years, and 144% for the other participating senior executives, each of whom has been in his or her role for less than three years, including Ms. Studer. The Compensation Committee believes these performance-based factors over target are appropriate due to the exceptional performance of the Company in 2016, and each participating senior executive’s relative contribution to the Company’s performance against the financial and non-financial performance goals described above.

2016 Long-Term Equity Incentive Awards

In February 2016, the Compensation Committee granted Mr. Ayers stock options with an aggregate grant value of approximately $3,500,000 that vest ratably over five years. Although the Compensation Committee considered the peer group proxy and market data in making this equity award, it did not target any particular percentage of the median total direct compensation and determined the amount of the award in its discretion. However, the Compensation Committee believes this award results in total direct compensation for the Chief Executive Officer that is slightly below median in relation to the benchmark group, consistent with good compensation practices and our philosophy of creating long-term value for the benefit of our stockholders.

In February 2016, the Compensation Committee granted stock options and performance-based RSUs with an aggregate grant value of approximately $1,100,000 to Mr. McKeon, $1,000,000 to Mr. Mazelsky, and $550,000 to each of Ms. Studer and Mr. Twigge, in each case that vest ratably over five years. Each of these named executive officers received 75% of their equity award value in the form of stock options and 25% of their award value in the form of performance-based RSUs. In determining the size of equity awards granted to these named executive officers in 2016, the Compensation Committee reviewed compensation summaries for each that summarized the value of outstanding vested and unvested stock options and vesting of RSUs and the cumulative value realized by the executives upon exercise of stock options and vesting of RSUs since commencement of employment. As with the determination of Mr. Ayers’s equity award, the Compensation Committee considered the peer group proxy and market data in making these equity awards, but did not target any particular percentage of the median total direct compensation and determined the amounts of the awards in its discretion.

The Compensation Committee also reviewed an analysis of the Company’s aggregate share usage and aggregate fair value of equity compensation awarded, relative to the Company’s prior levels and in relation to the peer group. The aggregate fair value of equity compensation awarded in 2016 was below the median of the latest year of peer group data and below the median for the average of the past three years. The Compensation Committee considered this information as well as Mr. Ayers’s advice and recommendation regarding the prospects for long-term contribution by each of the named executive officers, other than Mr. Ayers, in making these 2016 equity awards.

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The performance-based RSUs granted to each of Mr. McKeon, Mr. Mazelsky, Ms. Studer and Mr. Twigge for fiscal year 2016 included a performance component. Specifically, these RSUs were eligible to vest and become payable only if the Company achieved consolidated operating income, as adjusted to eliminate the effects of discrete items such as acquisition- and litigation-related expenses and restructuring charges, for fiscal year 2016 that is at least 55% of this metric in our approved 2016 budget. Failure to meet this performance goal for fiscal year 2016 would result in the forfeiture of these RSUs. In February 2017, the Compensation Committee certified that this performance goal was achieved for fiscal year 2016, meaning that these RSUs granted in February 2016 will vest ratably over five years, with one-fifth of the shares underlying the RSU award vesting in February of each year beginning in 2017.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement for the year ended December 31, 2016. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Compensation Committee

M. Anne Szostak, Chair
Thomas Craig
William T. End
Lawrence D. Kingsley

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Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation earned during 2016, 2015 and 2014 by our Chief Executive Officer, Chief Financial Officer, and the three other highest-paid executives for the Company’s 2016 fiscal year.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total Compensation
Jonathan W. Ayers (3) President and Chief Executive Officer	2016	$800,000	–	$–	$3,497,863	$1,545,000	$20,818	(4)	$5,863,681
	2015	800,000	–	–	2,996,921	950,000	20,784		4,767,705
	2014	800,000	–	549,940	1,648,617	1,310,000	16,709		4,325,266
Brian P. McKeon (5) Executive Vice President, Chief Financial Officer and Treasurer	2016	$533,538	–	$274,996	$824,505	$621,000	$17,227	(6)	$2,271,266
	2015	516,923	–	250,074	749,230	370,500	17,468		1,904,195
	2014	496,153	–	975,075	1,424,465	492,000	18,164		3,405,857
Jay Mazelsky Executive Vice President	2016	$447,969	–	$250,027	$749,542	$600,000	$22,625	(7)	$2,070,163
	2015	434,215	–	187,555	561,923	290,500	23,179		1,497,372
	2014	416,923	–	124,992	374,694	386,000	16,073		1,318,682
Jacqueline L. Studer (8) Corporate Vice President, General Counsel and Corporate Secretary	2016	$373,308	–	$137,532	$412,244	$324,000	$36,118	(9)	$1,283,202
	2015	361,846	–	137,445	412,085	207,500	142,661		1,261,537
	2014	181,731	–	349,967	–	161,000	66,965		759,663
Giovani Twigge Corporate Vice President and Chief Human Resources Officer	2016	$367,231	–	$137,532	$412,244	$343,000	$15,251	(10)	$1,275,258
	2015	–	–	–	–	–	–		–
	2014	–	–	–	–	–	–		–

(1) Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 4 in the notes to our consolidated financial statements included in our 2016 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our stock awards and stock options.
(2) Amounts shown reflect the named executive officer’s annual, performance-based cash bonus amounts under our SET Incentive Plan. See “2016 Annual Performance-Based Cash Bonus” on page 59.
(3) Reflects compensation Mr. Ayers received as an employee. Mr. Ayers received no additional compensation for his service as a Director.
(4) Amount shown includes $10,600 in Company matching contributions under the Company’s 401(k) plan, and the remainder includes tax preparation fees, reimbursements for executive physicals and premiums paid on behalf of Mr. Ayers under the Company’s disability and life insurance plans.
(5) Mr. McKeon became our Executive Vice President, Chief Executive Officer and Treasurer on January 1, 2014. Amounts included under Stock Awards and Option Awards for 2014 include a new hire equity award of options and RSUs with an aggregate value in the amount of $1,500,000.
(6) Amount shown includes $10,600 in Company matching contributions under the Company’s 401(k) plan, and the remainder includes tax preparation fees, reimbursements for executive physicals and premiums paid on behalf of Mr. McKeon under the Company’s disability and life insurance plans.
(7) Amount shown includes $10,600 in Company matching contributions under the Company’s 401(k) plan, and the remainder includes tax preparation fees, reimbursements for executive physicals and premiums paid on behalf of Mr. Mazelsky under the Company’s disability and life insurance plans.
(8) Ms. Studer was appointed as our Corporate Vice President, General Counsel and Corporate Secretary on September 1, 2014. Amounts included under Stock Awards for 2014 include a new hire equity award of RSUs with an aggregate value in the amount of approximately $350,000.
(9) Amount shown includes a relocation allowance of $16,403 relating to Ms. Studer’s relocation to Maine in connection with her appointment as our Corporate Vice President, General Counsel and Corporate Secretary and $10,600 in Company matching contributions under the Company’s 401(k) plan, and the remainder includes tax preparation fees, reimbursements for executive physicals, and premiums paid on behalf of Ms. Studer under the Company’s disability and life insurance plans.
(10) Amount shown includes $10,600 in Company matching contributions under the Company’s 401(k) plan, and the remainder includes tax preparation fees and premiums paid on behalf of Mr. Twigge under the Company’s disability and life insurance plans.

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2016 Grants of Plan-Based Awards

The following table sets forth each grant of an award made to the named executive officers during the Company’s 2016 fiscal year. All equity awards were made under the 2009 Plan described below.

			Estimated Possible Pay-outs Under Non-Equity Incentive Plan Awards (2)		Estimated Possible Pay-outs Under Equity Incentive Plan Awards		All Other Option Awards: # of Securities Underlying Options (6)(7)	Exercise/ Base Price of Option Awards (1)	Grant Date Fair Value of Stock Option Awards (8)
Name	Grant Date	Action Date (1)	Target ($) (3)	Maximum ($) (4)	Target ($) (5)	Maximum ($) (5)
Jonathan W. Ayers (9)	2/14/2016	2/9/2016							$–
	2/14/2016	2/9/2016					199,430	$67.85	3,497,863
			$1,000,000	(4)
Brian P. McKeon	2/14/2016	2/9/2016			4,053	(5)			$274,996
	2/14/2016	2/9/2016					47,009	$67.85	824,505
			$402,000	(4)
Jay Mazelsky	2/14/2016	2/9/2016			3,685	(5)			$250,027
	2/14/2016	2/9/2016					42,735	$67.85	749,542
			$337,500	(4)
Jacqueline L. Studer	2/14/2016	2/9/2016			2,027	(5)			$137,532
	2/14/2016	2/9/2016					23,504	$67.85	412,244
			$225,000	(4)
Giovani Twigge	2/14/2016	2/9/2016			2,027	(5)			$137,532
	2/14/2016	2/9/2016					23,504	$67.85	412,244
			$222,000	(4)

(1) On February 9, 2016, the Compensation Committee approved the grant of the above stock options and RSUs to the named executive officers at the closing sale price of the common stock on the NASDAQ Global Select Market on February 12, 2016.
(2) The non-equity incentive plan awards reported under this caption represent the possible annual, performance-based cash bonus amounts under our SET Incentive Plan, the material terms of which are discussed under the heading “Compensation Discussion and Analysis—Determination of Executive Compensation – Annual Performance-Based Cash Bonus” above. The actual award payments under the SET Incentive Plan, as determined by the Compensation Committee on February 9, 2016, are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The SET Incentive Plan does not provide for a threshold payout, and if minimum performance goals are not met, no annual performance-based cash bonus is earned under the plan.
(3) Annual performance-based cash bonus amounts awarded under the SET Incentive Plan are determined by multiplying a target bonus, represented as a percentage of annual base salary, by a factor calculated by combining two equally weighted measures: (1) Company financial performance against budget with respect to pre-determined financial metrics, and (2) achievement of non-financial performance goals. For a discussion of the 2016 financial metrics and performance goals under the SET Incentive Plan, see “Compensation Discussion and Analysis—2016 Executive Compensation Determinations – 2016 Annual Performance-Based Cash Bonus” above. For 2016, Mr. Ayers had a target bonus of 125% of base salary, each of Mr. McKeon and Mr. Mazelsky had a target bonus of 75% of base salary and each of Ms. Studer and Mr. Twigge had a target bonus of 60% of base salary. The “Target” amount set forth above represents an assumption that the financial and non-financial performance goal ratings for each of the named executive officers participating in the SET Incentive Plan is 100%.
(4) The maximum annual performance-based cash bonus for fiscal year 2016 was determined under the 2014 Plan (as defined below) as a percentage of the Company’s consolidated operating income, determined in accordance with generally accepted accounting principles in the U.S. and as reported in the Company’s audited financial statements, adjusted to eliminate the effects of foreign currency exchange rates and other discrete items. The maximum annual, performance-based cash bonus payable to Mr. Ayers under the 2014 Plan for fiscal year 2016 was 1.5% of the Company’s operating income (as adjusted) for such period, subject to a maximum bonus of 250% of Mr. Ayers’s annual base salary for 2016. The maximum annual, performance-based cash bonus payable to each of the other named executive officers under the 2014 Plan for fiscal year 2016 was 0.75% of the Company’s operating income (as adjusted) for such period, subject, in the case of Mr. McKeon and Mr. Mazelsky, to an overall maximum bonus of 150% of their annual base salary for 2016 and in the case of Ms. Studer and Mr. Twigge, to an overall maximum bonus of 120% of their annual base salary for 2016.
(5) Granted under our 2009 Plan as performance-based RSUs that are eligible to vest only if the Company achieved consolidated operating income, as adjusted to eliminate the effects of discrete items such as acquisition- and litigation-related expenses and restructuring charges, for fiscal year 2016 that is at least 55% of this metric in our approved 2016 budget. There is no threshold or maximum payout associated with these performance-based RSUs. If the stated target performance goal was not met, these awards would be forfeited, and if performance is achieved above target, no additional RSUs are awarded. The number of performance-based RSUs reflected as the “Target” amount set forth above represents the total number of these RSUs that will be held by the executive in the event that the stated performance goal has been achieved. If the performance goal is achieved, the reported number of RSUs will be subject to additional time-based vesting requirements, with one-fifth of the shares underlying the RSU award vesting in February of each year beginning in 2017 (subject to the executive’s continued employment). For more information regarding these performance-based RSUs, please see the information under the heading “2016 Long-Term Equity Incentive Awards” beginning on page 61.

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(6) Options become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the date of grant.
(7) Pursuant to the 2009 Plan, upon a change in control of IDEXX, each outstanding stock option or RSU award held by all employees of IDEXX, including executives, is subject to the vesting provisions described below under the heading “Stock Incentive Plans.” Under the change in control agreements between the Company and each of its executives, vesting of options and RSUs held by each executive may accelerate in full in the event of a change in control of the Company followed by a qualifying termination of the executive’s employment, as described below under the heading “Change in Control Agreements.”
(8) Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 4 in the notes to our consolidated financial statements included in our 2016 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our stock awards and stock options.
(9) In the event of termination of Mr. Ayers’s employment by the Company other than for cause (except following a change in control), his stock options and RSUs will continue to vest in accordance with their terms for two years. See “Employment Agreements” below.

In addition to the footnotes to the Summary Compensation Table and 2016 Grants of Plan-Based Awards table above, the following sections of this Proxy Statement further describe other material factors of the compensation and awards described in those tables. For a description of the material terms of Mr. Ayers’s employment agreement and the change in control agreements for each of our named executive officers, see “Employment Agreements” and “Change in Control Agreements” below; for a description of the material terms of the 2014 Plan, see below under the heading “2014 Incentive Compensation Plan;” for a description of the material terms of the 2009 Plan, see below under the heading “Stock Incentive Plans.” For an explanation of the amount of salary and bonus in proportion to total compensation, and a description of the criteria applied in determining grants of plan-based awards, see the “Compensation Discussion and Analysis” above.

2016 Outstanding Equity Awards at Fiscal Year End

The table below sets forth information with respect to unexercised options and stock that has not vested for each of the named executive officers as of the end of the Company’s 2016 fiscal year.

		Option Awards (1)				Stock Awards (1)
Name	Grant Date (2)	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date (3)	# of Shares/ Units of Stock Not Vested	Market Value of Shares or Units of Stock that have Not Vested (4)
Jonathan W. Ayers (5)	2/14/2010	36,250	–	26.6550	2/13/2017
	2/14/2010					–	–
	2/14/2011	490,000	–	38.7950	2/13/2018
	2/14/2011					–	–
	2/14/2012	96,000	24,000	43.7100	2/13/2019
	2/14/2012					2,400	281,448
	2/14/2013	68,400	45,600	45.8400	2/13/2020
	2/14/2013					4,320	506,606
	2/14/2014	36,274	54,408	62.0000	2/13/2024
	2/14/2014					5,322	624,111
	2/14/2015	29,978	119,910	79.5400	2/13/2025
	2/14/2015					–	–
	2/14/2016	–	199,430	67.8500	2/13/2026
	2/14/2016					–	–

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		Option Awards (1)				Stock Awards (1)
Name	Grant Date (2)	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date (3)	# of Shares/ Units of Stock Not Vested	Market Value of Shares or Units of Stock that have Not Vested (4)
Brian P. McKeon (6)	2/14/2010	9,924	–	26.6550	2/13/2017
	2/14/2011	6,602	–	38.7950	2/13/2018
	5/09/2012	7,504	–	44.0450	5/08/2019
	5/08/2013	8,790	–	43.6800	5/07/2023
	1/01/2014	15,135	28,341	53.1850	12/31/2023
	1/01/2014					8,460	992,104
	2/14/2014	14,840	22,258	62.0000	2/13/2024
	2/14/2014					2,178	255,414
	2/14/2015	7,496	29,976	79.5400	2/15/2025
	2/14/2015					2,515	294,934
	2/14/2016	–	47,009	67.8500	2/13/2026
	2/14/2016					4,053	475,295
Jay Mazelsky (7)	9/1/2012	6,483	2,671	47.5300	8/31/2019
	9/1/2012					2,366	277,461
	2/14/2013	16,932	11,284	45.8400	2/13/2020
	2/14/2013					1,089	127,707
	12/5/2013	29,402	19,600	52.0000	12/4/2023
	12/5/2013					1,922	225,393
	2/14/2014	8,244	12,366	62.0000	2/13/2024
	2/14/2014					1,209	141,779
	2/14/2015	5,622	22,482	79.5400	2/13/2025
	2/14/2015					1,886	221,171
	2/14/2016	–	42,735	67.8500	2/13/2026
	2/14/2016					3,685	432,140
Jacqueline L. Studer (8)	9/1/2014					3,387	397,193
	2/14/2015	3,322	16,488	79.5400	2/13/2025
	2/14/2015					1,382	162,067
	2/14/2016	–	23,504	67.8500	2/13/2026
	2/14/2016					2,027	237,706
Giovani Twigge	2/14/2012	10,244	3,414	43.7100	2/13/2019
	2/14/2012					342	40,106
	2/14/2013	10,158	6,772	45.8400	2/13/2020
	2/14/2013					653	76,577
	2/14/2014	5,772	8,654	62.0000	2/13/2024
	2/14/2014					846	99,210
	2/14/2015	4,122	16,488	79.5400	2/13/2025
	2/14/2015					1,382	162,067
	2/14/2016	–	23,504	67.8500	2/13/2026
	2/14/2016					2,027	237,706

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(1) Pursuant to the 2009 Plan and the 2003 Stock Incentive Plan (“2003 Plan”), upon a change in control of IDEXX, each outstanding stock option or RSU award held by all employees of IDEXX, including executives, is subject to the vesting provisions described below under the heading “Stock Incentive Plans.” Under the change in control agreements between the Company and each of its executives, vesting of options and RSUs held by each executive may accelerate in full in the event of a change in control of the Company followed by a qualifying termination of the executive’s employment. See “Change in Control Agreements” below.
(2) Options become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the date of grant. RSUs vest in equal installments over a five-year period commencing on the first anniversary of the date of grant.
(3) Options granted prior to 2006 expire on the day immediately prior to the tenth anniversary of the date of grant, options granted between 2006 and the day before the date of our 2013 Annual Meeting expire on the day immediately prior to the seventh anniversary of the date of grant, and options granted on or after the date of our 2013 Annual Meeting expire on the day immediately prior to the tenth anniversary of the date of grant.
(4) Market value is determined by multiplying the number of shares by $117.27, the closing sale price of the Company’s common stock at December 30, 2016.
(5) In the event of termination of Mr. Ayers’s employment by the Company other than for cause except following a change in control, his stock options and RSUs will continue to vest in accordance with their terms for two years (see “Employment Agreements” below).
(6) Mr. McKeon was granted awards prior to January 1, 2014 as a Director. All grants after January 1, 2014 were in connection with his hiring or employment as Executive Vice President, Chief Financial Officer and Treasurer.
(7) Mr. Mazelsky was granted awards on September 1, 2012 in connection with his hiring as Executive Vice President in July 2012.
(8) Ms. Studer was granted an award on September 1, 2014 in connection with her hiring in June 2014 to serve as Corporate Vice President, General Counsel and Corporate Secretary in September 2014.

2016 Option Exercises and Stock Vested

The table below sets forth information with respect to exercises of stock options and vesting of RSUs for the named executive officers during the 2016 fiscal year.

	Option Awards (1)		Stock Awards (2)
Name	# Shares Acquired on Exercise	Value Realized on Exercise	# Shares Acquired on Vesting	Value Realized on Vesting
Jonathan W. Ayers	150,000	$12,164,681	8,734	$592,602
Brian P. McKeon	10,934	508,562	4,175	297,571
Jay Mazelsky	2,204	151,194	4,748	473,848
Jacqueline L. Studer	800	30,488	1,475	151,234
Giovani Twigge	21,618	1,630,428	1,683	114,192

(1) Reflects the gross number of shares acquired and value realized upon exercise by each named executive officer, without reduction for shares that were used to pay the exercise price or to satisfy tax obligations.
(2) Reflects the number of shares acquired and value of such shares upon vesting prior to the withholding of the following number of shares for each named executive officer to satisfy such officer’s tax obligations: Ayers (2,833), McKeon (1,634), Mazelsky (1,584), Studer (495) and Twigge (598).

2016 Nonqualified Deferred Compensation

The table below sets forth information with respect to voluntary contributions, earnings and distributions for the named executive officers under our Executive Deferred Compensation Plan (the “Executive Plan”). Cash compensation voluntarily deferred by the executive under the Executive Plan is invested in a hypothetical investment account denominated as a number of DSUs equal to the compensation deferred into such account divided by the closing sale price of a share of our common stock on the date of the applicable deferral. Investment accounts are not subject to any interest or other investment returns or earnings, other than returns or earnings produced by fluctuations in the price of a share of IDEXX common stock affecting the value of the DSUs in the account. The DSUs are fully vested and non-forfeitable, since they represent compensation already earned and voluntarily deferred. Upon distribution, an officer receives a number of shares of our common stock equal to the number of DSUs in his or her account. An officer can elect to receive his or her distribution in either a lump sum amount or in a fixed schedule. However, except upon a change in control or in the event

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of the officer’s death or an “unforeseeable emergency” (as defined in the Executive Plan), an officer cannot receive shares of IDEXX common stock equal to the number of DSUs in his or her account sooner than one year following termination of his or her employment with the company for any reason. In the case of an executive who has been identified by the plan administrator as a “specified employee” with the meaning of Section 409A(a)(2)(B) of the Code, his or her distribution may not occur sooner than six months following his or her termination of employment. Upon a “change in control” of the Company (as defined in the Executive Plan), all benefits under the Executive Plan shall be distributed.

The Board approved the suspension of the Executive Plan in February 2013, and following the suspension, no officers could elect to participate in the Executive Plan. Suspension of the Executive Plan does not affect the investment accounts for officers who elected to participate in the Executive Plan prior to December 31, 2012, and distributions from such accounts will be made pursuant to the officer’s stated distribution election and the terms of the Executive Plan.

Name	Executive Contribution in 2016	Registrant Contributions in 2016	Aggregate Earnings Accrued in 2016 (1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 30, 2016
Jonathan W. Ayers	$–	$–	$2,623,923	$–	$6,938,162	(2)
Brian P. McKeon	–	–	–	–	–
Jay Mazelsky	–	–	–	–	–
Jacqueline L. Studer	–	–	–	–	–
Giovani Twigge	–	–	–	–	–

(1) Represents the increase in the value of DSUs during 2016. No portion of the amounts reported in this column represent above-market or preferential interest or earnings accrued on the applicable plan and, accordingly, have not been included in a “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2016 Summary Compensation Table.
(2) This amount represents the portions of bonuses earned by Mr. Ayers in 2003, 2004 and 2005 that he elected to defer under the Executive Plan, plus all earnings accrued thereon in subsequent years. The bonuses were payable (absent the deferral) in February 2004, 2005 and 2006, respectively, and represented compensation for 2003, 2004 and 2005 in the amounts of $273,000, $288,750 and $325,000, respectively, and as such those amounts were reported in the Summary Compensation Tables for those years.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2016:

	December 31, 2016
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by
security holders	3,879,149	(2)	$57.305	13,020,080	(3)
Equity compensation plans not
approved by security holders	–		–	–

(1) Only stock option awards were used in computing the weighted-average exercise price.
(2) Consists of shares of common stock subject to outstanding options, restricted stock units and deferred stock units under the 2009 Plan (3,879,149 shares). Excludes 1,308,328 shares issuable under the Company’s 1997 Employee Stock Purchase Plan (the “1997 Plan”) in connection with the current and future offering periods. See Note 4 to the consolidated financial statements included in our 2016 Annual Report on Form 10-K for a description of our equity compensation plans.
(3) Includes 11,711,752 shares available for issuance under the 2009 Plan. The 2009 Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock unit awards and other stock unit awards. Also includes 1,308,328 shares issuable under the 1997 Plan in connection with the current and future offering periods. See Note 4 to the consolidated financial statements for the year ended December 31, 2016 included in our 2016 Annual Report on Form 10-K for a description of our equity compensation plans.

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EXECUTIVE COMPENSATION

2014 Incentive Compensation Plan

In 2014, the Board adopted the 2014 Incentive Compensation Plan (the “2014 Plan”), which was approved by the stockholders at our 2014 Annual Meeting. The purpose of the 2014 Plan is to assist the Company in retaining and motivating officers and other employees of the Company designated to participate in the 2014 Plan by providing incentive compensation that provides appropriate financial rewards for individual performance. The 2014 Plan is intended to provide flexibility to the Company to make annual incentive compensation payments to its Chief Executive Officer and the other named executive officers that are not subject to the deduction limitations under Section 162(m). The Compensation Committee, which consists solely of “outside directors” for purposes of Section 162(m), administers the 2014 Plan. Individuals eligible to participate in the 2014 Plan are the officers or other employees of the Company or any of its subsidiaries who are designated by the Compensation Committee to participate in the 2014 Plan (“Participants”). The Compensation Committee may delegate some or all of its power and authority under the 2014 Plan to the Chief Executive Officer or other executive of the Company as the committee deems appropriate, provided that, with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the committee’s judgment, is likely to be a covered employee at any time during the applicable performance period or during any period in which an award may be paid under the 2014 Plan following a performance period, only the Compensation Committee is permitted to (i) designate such person to participate in the 2014 Plan for such performance period, (ii) establish performance goals and awards under the 2014 Plan for such person, and (iii) certify the achievement of such performance goals.

Under the terms of the 2014 Plan, not later than the earlier of 90 days after the beginning of each performance period under the 2014 Plan and the expiration of 25% of the applicable performance period, the Compensation Committee will (i) designate one or more performance periods, which shall be one or more of the Company’s fiscal years or a portion of any fiscal year of the Company, as the committee may establish; (ii) determine the Participants for each performance period; (iii) establish one or more objective performance goals for each Participant or any group of Participants (or both) and specify any adjustments to such performance goals necessary to exclude the impact of unusual or non-recurring items and the cumulative effect of accounting changes for the performance period; and (iv) establish an award opportunity for each Participant or group of Participants, based upon the achievement of such performance goals. To the extent necessary for an award under the 2014 Plan to be “performance-based” under Section 162(m) of the Code and the regulations thereunder, performance goals established by the Compensation Committee must be based exclusively on one or more of the objective corporate-wide or subsidiary, division, operating unit or individual measures set forth in the 2014 Plan.

The 2014 Plan establishes a maximum award payment for each Participant under the plan of $5 million per performance period, and in the event that there are two or more performance periods during any calendar year, the maximum award payment under the plan is $10 million for such calendar year. The Compensation Committee retains the discretion under the 2014 Plan to reduce the amount of any payment with respect to any award that would otherwise be made to any Participant pursuant to the performance goals established in accordance the plan, and may exercise such “negative discretion” based on the extent to which any other performance goals are achieved, regardless of whether such performance goals are set forth in the 2014 Plan or are assessed on an objective or subjective basis.

Following the conclusion of each performance period and prior to the payment of any award under the 2014 Plan, the Compensation Committee will certify in writing that the performance goals for the applicable performance period and other material terms applicable to the award have been satisfied. The award amount shall be paid in (i) cash,(ii) common stock or stock units under the 2009 Plan or any successor equity plan of the Company, or (iii) a combination of (i) and (ii), in each case subject to such restrictions as the Compensation Committee shall determine. Payment to each Participant shall be made not later than the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture, unless payment is deferred in accordance with the requirements of Section 409A of the Code. All awards under the 2014 Plan are subject the Company’s Policy on Recovery of Incentive Compensation in Event of Certain Financial Restatements (as may be amended from time to time), and any successor or replacement policy, also known as a “clawback” policy, under which the Company can recover annual performance-based cash incentive compensation granted to executives on or after March 3, 2010.

In February 2016, the Compensation Committee designated the Company’s 2016 fiscal year as the relevant performance period under the 2014 Plan and certain senior executives (including all of the named executive officers) as Participants for that period. In February 2016, the Compensation Committee also specified that the Company’s consolidated operating income, as adjusted to eliminate the effects of differences between

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actual and budgeted foreign currency exchange rates in 2016 and certain discrete items, would be the relevant performance goal for purposes of determining maximum amounts payable to the Participants for fiscal year 2016 under the 2014 Plan. As stated above, the amount of the incentive award actually paid to the Participants is determined by the Compensation Committee in its sole discretion based on such factors as it deems appropriate, provided that the actual award shall not exceed the maximum incentive award with respect to each such Participant. For information regarding the annual bonus paid to the named executive officers for fiscal year 2016, see the discussion under the heading “2016 Executive Compensation Determinations” beginning on page 59.

Stock Incentive Plans

In February 2009, the Board adopted the 2009 Plan, which was originally approved by the stockholders at our 2009 Annual Meeting. At our 2013 Annual Meeting, the stockholders approved amendments to the 2009 Plan that, among other things, increased the number of authorized shares under the plan and extended the maximum term of stock options and stock appreciation rights under the plan from seven to ten years. Prior to the 2009 Plan, options and other equity awards were granted under the 2003 Stock Incentive Plan (the “2003 Plan”) and prior stock incentive plans, each of which were approved by our stockholders. The vesting, change in control, transferability and other relevant provisions for grants under the 2009 Plan are the same as for grants under the 2003 Plan.

Upon a “change in control” (as defined in the 2009 Plan), options and awards granted to all participants, including our executives and Directors, are subject to the following vesting provisions: 25% of the unvested options and awards vest and become exercisable, unless the successor company in a corporate transaction does not assume or substitute option awards, in which case all options granted under the 2009 Plan and the 2003 Plan become fully vested and exercisable. In addition, if an optionee is terminated by the successor company without cause within two years following a change in control, then all options held by such optionee become fully vested and exercisable.

In general, options granted under the 2009 Plan and 2003 Plan are not transferable, except by will or the laws of descent and distribution, and are exercisable during the lifetime of the grantee only while he or she is serving as an employee or Director of the Company or, except as described below, within three months after he or she ceases to serve as an employee or Director of the Company; provided, however, that the Board has the discretion to allow a grantee to designate a beneficiary to exercise the options upon the grantee’s death.

If a grantee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) while serving as an employee or Director, or dies within three months after ceasing to serve as an employee or Director, options are exercisable within one year following the date of death or disability. In addition, options granted to Directors and employees since February 2016 will vest immediately upon the grantee’s death or disability. Options granted to Directors since February 2010 are exercisable for two years following the date of retirement, provided the Director has served on the Board for at least five years. Options granted to employees since February 2010 are exercisable for two years following the date of retirement, provided the employee retires from the Company at or after age 60, and that the employee has been an employee of the Company for at least ten years. Options granted prior to 2006 expire on the day immediately prior to the tenth anniversary of the date of grant, options granted between 2006 and the day before the date of our 2013 Annual Meeting expire on the day immediately prior to the seventh anniversary of the date of grant, and options granted on or after the date of our 2013 Annual Meeting expire on the day immediately prior to the tenth anniversary of the date of grant.

When RSUs granted under the 2009 Plan vest, an equivalent number of shares of our common stock is then issued and delivered to the grantee. Generally, if a grantee ceases to be an employee or Director, then the balance of each RSU award that has not yet vested will be forfeited, except that unvested RSUs from awards granted since February 2016 will vest immediately upon the grantee’s death or disability.

Deferred stock units are granted to our Directors pursuant to the Director Plan, and for information regarding deferred stock units, please see the discussion under “Director Plan” beginning on page 37.

Executive Bonus Recovery Policy

Effective March 3, 2010, the Board adopted a Policy on Recovery of Incentive Compensation in Event of Certain Financial Restatements, also known as a “clawback policy,” that applies to annual performance-based cash incentive compensation granted to all officers of the Company subject to reporting under Section 16 of the Securities Exchange

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Act of 1934 on or after March 3, 2010. For purposes of the policy as originally adopted, “incentive compensation” meant bonuses and other cash incentive payouts, whether paid or unpaid, vested or unvested. In March 2014, the policy was amended to include stock options, restricted stock units, and other similar equity awards within the definition of “incentive compensation” subject to the policy.

Under the clawback policy, if the Company is required to restate its financial results for any of the three most recent fiscal years completed after March 3, 2010, other than a restatement due to changes in accounting principles or applicable law, and the Board or the Compensation Committee determines that an executive subject to the policy has received more incentive compensation for the relevant fiscal year than would have been paid had the incentive compensation been based on the restated financial results, the Board or Compensation Committee will take such action in its discretion that it determines appropriate to recover the incentive compensation that would not have been paid or awarded to the executive.

The clawback policy applies to an executive only if the Board or Compensation Committee determines that the executive has engaged in fraud or willful misconduct that caused or partially caused the restatement. The Board or Compensation Committee has the sole discretion to determine whether an executive has engaged in such conduct.

Potential Payments Upon Termination or Change-in-Control

Employment Agreements

In connection with the hiring of Mr. Ayers as our president, Chief Executive Officer and Chairman of the Board in January of 2002, the Company entered into an employment agreement with Mr. Ayers. This employment agreement provides, among other things, that if the employment of Mr. Ayers is terminated at any time by the Company other than for cause (except within two years following a change in control), the Company will pay Mr. Ayers his base salary and continue to provide him with benefits (medical, dental and life insurance) for two years following such termination, and that his stock options will continue to vest in accordance with their terms during such two-year period. RSUs granted to Mr. Ayers will also continue to vest in accordance with their terms during such two-year period. Under the employment agreement with Mr. Ayers, “cause” is defined as willful, material misconduct, gross negligence in the performance of his duties or breach of either his invention and non-disclosure agreement or non-compete agreement with the Company. Mr. Ayers is also party to a change in control agreement (described below) pursuant to which, if the employment of Mr. Ayers is terminated either by the Company other than for cause or by Mr. Ayers for good reason (each as defined in his change in control agreement) within two years following a change in control, he will receive the payments and benefits described below under the heading “Change in Control Agreements.” In connection with his hiring, Mr. Ayers also executed the Company’s standard non-compete agreement and invention and non-disclosure agreement, the terms of which are described below.

The following table describes potential payments to Mr. Ayers under the employment agreement described above, assuming he was terminated without cause on December 30, 2016 and not in connection with or after a change in control. The actual amounts to be paid out can only be determined in the event of and at the time of his actual termination.

Potential Termination Payments
Name	Salary (1)	Benefits (1)(2)	Continued Vesting of Equity Awards (3)	Total
Jonathan W. Ayers	$1,600,000	$38,060	$14,436,001	$16,074,061

(1) Mr. Ayers’s salary and benefits will be paid by the Company. Salary and benefits are calculated by multiplying by two the annual salary and benefits in effect on December 30, 2016.
(2) Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Mr. Ayers for a period of two years following termination, consisting of the following: (a) medical and dental coverage ($28,962), and (b) premiums paid on behalf of Mr. Ayers under the Company’s accidental death and dismemberment, disability and life insurance plans ($9,098).
(3) Mr. Ayers’s stock options and RSUs would continue to vest in accordance with their terms for two years following termination. This amount represents the intrinsic value of unvested stock options and RSUs as of December 30, 2016 that would continue to vest for two years following termination on December 30, 2016 using the closing sale price of the Company’s common stock as of December 30, 2016 to illustrate the potential value at termination.

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Except as described above with respect to Mr. Ayers and the change in control agreements described below, the Company does not have any contracts, agreements, plans or arrangements with any other executives providing for the payment of severance or other benefits to such officers upon a termination of employment with the Company for any reason, other than arrangements that are generally available to all salaried employees.

Change in Control Agreements

The Company has entered into executive employment agreements (the “change in control agreements”) with its executives, including each of the named executive officers. Each change in control agreement has an initial term that automatically renews for successive periods of one year, unless the Company provides notice of nonrenewal to the executive within 120 days prior to the renewal date.

The change in control agreements for all of the named executive officers are identical except as described below. The change in control agreements provide for the Company to make certain payments and provide certain benefits to the named executive officers upon a qualifying termination of employment that follows a change in control of the Company, as described further below. For a further discussion of the Company’s reasons for having change in control agreements, refer to the discussion of change in control agreements under the heading “Compensation Policies and Practices” beginning on page 52.

The change in control agreements define a change in control of the Company as any of the following events (provided, in each case, that with respect to any payments or benefits subject to Section 409A of the Code, the following events must constitute a “change in control event” within the meaning of the applicable Treasury regulation):

●	The acquisition by any person of 35% or more of the shares of common stock or combined voting power of the Company’s outstanding securities;
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A change in the composition of the Company’s Board such that a majority of the Board no longer consists of incumbent directors, or directors nominated or elected by incumbent directors, who had been directors of the Company during the 24 months prior to the change in composition;

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A reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “business combination”), unless immediately following such business combination:

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The stockholders of the Company immediately prior to such business combination own more than a majority of the outstanding shares of common stock and the combined voting power of the Company’s outstanding voting securities of the corporation resulting in the business combination in substantially the same proportion as their ownership immediately prior to the transaction,

● No person owns 20% or more of the stock of the corporation resulting from the business combination, and
● At least half of the members of the board of the corporation resulting from the business combination were members of the Board at the time of the agreement providing for such business combination; and
●	Approval by the stockholders of a complete liquidation or dissolution of the Company or sale of substantially all of the assets of the Company.

For a period of two years following a change in control, the Company may not generally reduce an executive’s annual base salary or target bonus, or the aggregate benefits to which the executive is entitled under incentive plans and welfare benefit plans, below the level to which the executive was entitled prior to the change in control.

If the employment of an executive is terminated either by the Company without “cause,” as defined below, or by the executive for “good reason,” as defined below, within the period of two years following a change in control, then the Company shall provide the following payments and benefits to the executive:

●	A prorated payment of the executive’s target bonus for the portion of the year of termination prior to the date of termination;
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An amount equal to two times (or three times in the case of Mr. Ayers) the sum of the executive’s annual base salary plus the average bonus received by the executive for the three full fiscal years preceding the change in control;

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The continuation of all benefits under welfare benefit, savings and retirement plans (including, without limitation, medical, dental and life insurance plans) for a period of two years (or three years in the case of Mr. Ayers) following the date of termination; and

●	Any other amounts or benefits required to be paid to the executive under any plan, program, policy or practice or contract or agreement of the Company.

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The Company will also reimburse the executive up to $12,500 per year (an aggregate of $25,000) for expenses incurred in connection with outplacement services and relocation costs in connection with obtaining new employment outside the State of Maine until the earlier of two years from termination of the executive’s employment or the date he or she secures full time employment.

Upon a change in control, each outstanding stock option, RSU or other equity award, each of which is referred to as an equity award, held by an executive shall become immediately exercisable or vested as to 25% of the number of shares as to which such equity award otherwise would not then be exercisable or vested. If the executive’s employment is terminated without cause, or by the executive for good reason, within two years following a change in control by the Company, all equity awards held by the executive shall become fully exercisable and vested. In addition, the 2009 Plan provides that all equity awards become fully vested and exercisable in the event a successor company in a corporate transaction does not assume or substitute the outstanding awards.

Under the change in control agreements, “cause” is defined as the willful failure of the executive to substantially perform the executive’s duties with the Company, or the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. Under the change in control agreements, “good reason” is defined as one or more of the following conditions arising without the consent of the executive:

●	Any material reduction of the executive’s annual base salary;
●	Any material reduction of the executive’s authority, duties or responsibilities;
●	Any material reduction of the budget over which the executive has authority;
●	A material change in the geographic location at which the executive is employed; or
●	Certain breaches by the Company of the agreement.

Under the change in control agreements with Mr. Ayers, Mr. McKeon and Ms. Studer, if the executive does not hold the same position with the entity surviving any change in control as he or she holds with the Company, then good reason will be deemed to exist. In addition, good reason will be deemed to exist under the change in control agreement with Mr. Ayers if there is a material diminution in the authority, duties or responsibilities of the supervisor to whom Mr. Ayers reports, including a requirement that Mr. Ayers report to a corporate officer or employee instead of directly to the Board.

Any notice of termination for good reason must be given to the Company (or its successor) within 60 days of the initial existence of one or more of the conditions described above. The Company (or its successor) will then be entitled to a period of 30 days during which it may remedy the condition(s) and not be required to pay benefits under the change in control agreement.

Under the change in control agreements, there is no tax “gross-up” provision and the Company is not required to reimburse the executives for any tax liabilities resulting from payments received by them under their change in control agreements.

As a condition of receipt of any payments or benefits under the change in control agreements, the executives will be required to sign a customary release prepared by and provided by the Company (or its successor) and to abide by the provisions thereof. The release will contain a release and waiver of any claims the executive or his or her representatives may have against the Company (or its successor) and its officers, Directors, affiliates and/or representatives, and will release those entities and persons from any liability for such claims including, but not limited to, all employment discrimination claims.

The change in control agreements do not supersede the standard non-compete agreements and invention and non-disclosure agreements between each executive and the Company. These non-compete agreements provide that for a period of two years after voluntary termination by the executive or termination by the Company with cause, the executive may not engage in any business enterprise that competes with the Company or recruit, solicit or induce any employee of the Company to terminate their employment with the Company. The invention and non-disclosure agreements include standard provisions that all developments made or conceived by the executive during his or her employment by the Company shall be the sole property of the Company and that the executive will not disclose or use for his or her own benefit or the benefit of others the Company’s proprietary information.

The following table describes potential payments to each of our named executive officers under the change in control agreements that were in effect as of December 30, 2016. The table assumes a change in control occurred and the officer’s employment was terminated either by the Company without cause or by the officer for good reason on December 30, 2016. The actual amounts to be paid out can only be determined in the event of and at the time of a change in control and a qualifying termination of each named executive officer.

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Potential Change in Control Payments
Name	Salary (1)	Multiple of Average Bonus (1)	Pro-Rated Bonus (1)	Benefits (2)		Outplacement	Accelerated Vesting of Equity Awards (3)	Total
Jonathan W. Ayers	$2,400,000	$3,420,000	$1,000,000	$57,090	(4)	$25,000	$23,821,978	$30,724,068
Brian P. McKeon	1,072,000	862,500	402,000	32,098	(5)	25,000	8,518,360	$10,911,958
Jay Mazelsky	900,000	667,667	337,500	37,183	(6)	25,000	7,340,913	$9,308,263
Jacqueline L. Studer	750,000	415,000	225,000	37,536	(7)	25,000	2,580,627	$4,033,163
Giovani Twigge	740,000	461,067	222,000	31,850	(8)	25,000	3,612,492	$5,092,409

(1) Amounts for Mr. Ayers are three times his salary and three times his average annual bonus for the prior three years. The amounts for all other named executive officers represent two years of such payments. Salary and bonus payments shall generally be paid in a lump sum on the 90th day following the date of termination, provided that the executive has signed the required release and the statutory period during which the executive is entitled to revoke the release has expired on or before that 90th day. Benefits shall be paid by the Company over the period stated in note (2).
(2) Benefits shall be paid by the Company over three years for Mr. Ayers and two years for all other named executive officers.
(3) Represents the intrinsic value of accelerated equity awards (stock options and RSUs), calculated based on the exercise price of the underlying awards and the closing sale price of the Company’s common stock as of December 30, 2016.
(4) Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Mr. Ayers for a period of three years following termination, consisting of the following: (a) medical and dental coverage ($43,443), and (b) premiums paid on behalf of Mr. Ayers under the Company’s accidental death and dismemberment, disability and life insurance plans ($13,647).
(5) Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Mr. McKeon for a period of two years following termination, consisting of the following: (a) medical and dental coverage ($28,961), and (b) premiums paid on behalf of Mr. McKeon under the Company’s accidental death and dismemberment, disability and life insurance plans ($3,137).
(6) Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Mr. Mazelsky for a period of two years following termination, consisting of the following: (a) medical and dental coverage ($27,761), and (b) premiums paid on behalf of Mr. Mazelsky under the Company’s accidental death and dismemberment, disability and life insurance plans ($9,422).
(7) Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Ms. Studer for a period of two years following termination, consisting of the following: (a) medical and dental coverage ($27,761), and (b) premiums paid on behalf of Ms. Studer under the Company’s accidental death and dismemberment, disability and life insurance plans ($9,775).
(8) Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Mr. Twigge for a period of two years following termination, consisting of the following: (a) medical and dental coverage ($23,354), and (b) premiums paid on behalf of Mr. Twigge under the Company’s accidental death and dismemberment, disability and life insurance plans ($8,496).

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General Information About the 2017 Annual Meeting and Voting

The Proxy Statement and How Proxies Work

Our Board is asking for your proxy to vote at the 2017 Annual Meeting because you were a stockholder as of the close of business on March 10, 2017 (“Record Date”) and are entitled to vote at the 2017 Annual Meeting. This Proxy Statement and the accompanying materials are being provided to you in connection with the solicitation by the Board of proxies to be voted at our 2017 Annual Meeting and at any adjournment or postponement thereof.

Giving us your proxy means that you authorize us to vote your shares at the 2017 Annual Meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the Board in this Proxy Statement. You can vote for or against one or all of the Director nominees or abstain from voting for one or all nominees. You also can vote for or against the other proposals or abstain from voting. If you request a proxy card, and return your signed proxy card, but do not give voting instructions, the shares represented by that proxy will be voted “FOR” each proposal as recommended by the Board of Directors.

Who Can Vote

As of the Record Date, there were 87,922,781 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the 2017 Annual Meeting.

Most of our stockholders hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those beneficially owned in street name:

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Stockholder of Record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and these proxy materials are being made available directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2017 Annual Meeting.

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Beneficial Owner of Shares Held in Street Name: If your shares are held in a brokerage account through a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being made available to you through your bank, broker, trustee or nominee. As the beneficial owner of shares held in street name, you have the right to direct your bank, broker, trustee, or nominee on how to vote and are also invited to attend the 2017 Annual Meeting. Your bank, broker, trustee or nominee is obligated to provide you with voting instructions for use in instructing the bank, broker, trustee or nominee how to vote these shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you have obtained a legal proxy from your bank, broker, trustee or nominee entitling you to vote your shares at the 2017 Annual Meeting.

Notice of Internet Availability (Notice and Access)

Instead of mailing a printed copy of our proxy materials to each stockholder, we are furnishing proxy materials via the Internet. If you received a “Notice of Internet Availability,” you will not receive a printed copy of the proxy materials unless you specifically request a printed copy. The Notice of Internet Availability will instruct you how to access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how to submit your proxy on the Internet and how to vote by telephone.

If you would like to receive a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

The Notice of Internet Availability is first being sent to stockholders on or about March 23, 2017. Also on or about March 23, 2017, we will first make available to our stockholders this Proxy Statement and the form of proxy relating to the 2017 Annual Meeting, as well as our 2016 Annual Report on Form 10-K filed with the SEC on February 17, 2017.

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GENERAL INFORMATION ABOUT THE 2017 ANNUAL MEETING AND VOTING

How to Vote

You can vote online at the virtual 2017 Annual Meeting or by proxy. We recommend that you submit a proxy even if you plan to attend the 2017 Annual Meeting. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the virtual meeting. You can revoke your proxy and change your vote at the 2017 Annual Meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the 2017 Annual Meeting.

We are offering stockholders four methods of voting:

●	You may vote over the Internet.
●	You may vote by telephone.
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If you are a registered holder of our shares, you may request a paper proxy card from us, and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the prepaid envelope accompanying the paper proxy card.

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You may vote online at the virtual 2017 Annual Meeting. If you attend the 2017 Annual Meeting over the Internet, you will be able to vote your shares online, even if you already voted by Internet, telephone or mail. You will need to enter your control number (included in your Notice of Internet Availability, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the 2017 Annual Meeting.

Please see “How to Vote” on page 9 to determine how to vote your shares by mail, telephone or Internet.

Revoking a Proxy

You can revoke your proxy, whether it was given by Internet, telephone or mail, before it is voted by:

●	Submitting a new proxy with a later date, including a proxy given via the Internet or by telephone;
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Providing written notice to our Corporate Vice President, General Counsel and Corporate Secretary before or at the 2017 Annual Meeting prior to the voting on any proposal, if you are a registered holder of our shares; or

●	Voting online at the virtual 2017 Annual Meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the virtual 2017 Annual Meeting over the Internet will not, by itself, revoke your proxy.

Quorum

In order to transact business at the 2017 Annual Meeting, we must have a quorum. This means that at least a majority of the issued and outstanding shares entitled to vote as of the Record Date must be represented at the 2017 Annual Meeting, either by proxy or in person. Abstentions and broker non-votes (which are described below) are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by us, are not voted and do not count towards establishing a quorum. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Votes Needed

Approval of each of the proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count as votes cast. Abstentions and broker non-votes (which are described below) are not counted as votes cast and, therefore, will have no effect on the outcome of the matters to be voted on at the 2017 Annual Meeting.

Votes will be tabulated by an independent inspector of elections appointed for the 2017 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The preliminary voting results will be announced at the 2017 Annual Meeting. The final voting results will be tallied by the inspector of elections and reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the 2017 Annual Meeting.

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GENERAL INFORMATION ABOUT THE 2017 ANNUAL MEETING AND VOTING

Broker Non-Votes

If you are a beneficial owner of shares held in “street name” and do not give voting instructions to your bank or brokerage firm, your bank or brokerage firm will be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The following are non-discretionary items on which your bank or brokerage firm may not vote without voting instructions from you:

●	Election of Directors (Proposal One)
●	The Advisory Vote to Approve Executive Compensation (Proposal Three)
●	The Advisory Vote on the Frequency of the Advisory Vote to Approve Executive Compensation (Proposal Four)

In the case of these non-discretionary items for which your bank or brokerage firm does not have voting instructions, the bank or brokerage firm is required to indicate on its proxy that it does not have discretionary authority to vote on these matters, and your shares will be treated as “broker non-votes” with respect to these proposals. Ratification of the appointment of our independent registered public accounting firm (Proposal Two) is considered to be a discretionary item on which banks and brokerage firms may vote.

Conduct of the 2017 Annual Meeting

Rules for the conduct of the 2017 Annual Meeting will be available at the meeting. Under our Amended and Restated By-Laws, the Chairman of the Board of Directors may adopt rules and procedures that he believes are appropriate to ensure that the 2017 Annual Meeting is conducted properly.

Webcast of the 2017 Annual Meeting

The 2017 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted over the Internet via live webcast at 1:00 p.m., Eastern Time, on Wednesday, May 3, 2017. Stockholders of record as of March 10, 2017, will be able to attend the virtual 2017 Annual Meeting online and submit our questions during the meeting by visiting www.virtualshareholdermeeting.com/IDXX2017. To participate in the virtual annual meeting, you will need the control number included on your Notice of Internet Availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. The webcast will begin promptly at 1:00 p.m., Eastern Time. Online check-in will begin at 12:45 p.m., Eastern Time, and you should allow ample time for the online check-in procedures.

The webcast will include consideration of the proposals and our Chief Executive Officer’s presentation regarding our business, and will provide audio and the accompanying graphic presentation, and will include the question-and-answer session that follows the presentation. Stockholders accessing the webcast will be able to ask questions during the meeting.

Voting on Other Matters

If other matters are properly presented at the 2017 Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we do not know of any other matters to be raised at the 2017 Annual Meeting and the dates by which other matters to be voted on at the 2017 Annual Meeting must have been submitted by our stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 or our Amended and Restated By-Laws have passed.

2017 Proxy Statement	77

GENERAL INFORMATION ABOUT THE 2017 ANNUAL MEETING AND VOTING

Solicitation of Proxies

We will pay the expenses of the solicitation of proxies by our Board. Proxies can be solicited on our behalf by Directors, officers or employees, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. We have hired MacKenzie Partners, Inc., to distribute and solicit proxies and will pay MacKenzie Partners, Inc. a fee of approximately $15,000, plus reasonable out-of-pocket expenses, for its services.

Brokers, banks, trustees and other nominees will be requested to make available proxy-soliciting material to the owners of our common stock held in their names and, as required by law, we will reimburse them for their reasonable out-of-pocket expenses for this service.

Householding of Annual Meeting Materials

Some of our stockholders may be participating in the practice of “householding” proxy statements, annual reports, and the Notice of Internet Availability. This means that only one copy of such documents may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Notice of Internet Availability, proxy statement or annual report if you call or write us at the following address or telephone number:

Investor Relations
IDEXX Laboratories, Inc.
One IDEXX Drive
Westbrook, Maine, 04092
Telephone: 207-556-8155

If you want to receive separate copies of the Notice of Internet Availability, proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

78

Requirements for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Proposals submitted under Rule 14a-8

In order to be considered for inclusion in next year’s proxy statement, stockholder proposals submitted pursuant to Rule 14a-8 must be submitted in writing and addressed to and be received by our Corporate Vice President, General Counsel and Corporate Secretary at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine 04092 by November 23, 2017. The deadline to submit a proposal for inclusion in our proxy materials for the 2017 Annual Meeting has passed.

Proposals submitted outside of Rule 14a-8

Our Amended and Restated By-Laws also establish an advance notice procedure that a stockholder must follow to nominate persons for election as Directors or to introduce an item of business at an Annual Meeting outside of the process under Rule 14a-8. These procedures provide that nominations for Director and/or an item of business to be introduced at an Annual Meeting must be submitted in writing to our Corporate Vice President, General Counsel and Corporate Secretary and received by the deadline indicated below at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine 04092.

Our Amended and Restated By-Laws provide that stockholder nominations or other proposals must include certain information regarding:

●	The stockholder submitting the nomination or proposal;
●	Any nominee for Director; and/or
●	The item of business.

We must receive notice in writing of your intention to introduce a nomination or proposed item of business at our 2018 Annual Meeting, and all supporting information, not less than 90 days or more than 120 days before the first anniversary of the 2017 Annual Meeting.

However, if the date of our 2018 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the date of the 2017 Annual Meeting, then we must receive such notice at the address noted above not earlier than the 120th day before such Annual Meeting; and not later than the close of business on the later of the 90th day before such Annual Meeting or the 10th day after the day on which notice of the meeting date was mailed or public disclosure was made, whichever occurs first.

Assuming that our 2018 Annual Meeting is held between April 13, 2018 and July 2, 2018, as is currently expected, we must receive the written notice of your intention to introduce a nomination or proposed item of business at our 2018 Annual Meeting, and all supporting information, no earlier than January 3, 2018 and no later than February 2, 2018.

2017 Proxy Statement	79

Forward Looking Statements

This Proxy Statement and the accompanying materials contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors and cautionary statements in Part I, Item 1A of our 2016 Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, if any, which we incorporate herein by reference.

Other Matters

The Board knows of no other matters to be presented for stockholder action at the 2017 Annual Meeting. If, however, other matters do properly come before the 2017 Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

The Board hopes that you will attend the 2017 Annual Meeting. Whether or not you plan to attend the 2017 Annual Meeting, you are urged to vote at your earliest convenience in the manner and method set forth under the section entitled “How to Vote” on page 9.

By order of the Board of Directors,

Jacqueline L. Studer
Corporate Vice President,
General Counsel and Corporate Secretary

March 23, 2017

80

Appendix A – Reconciliation of Non-GAAP Financial Measures

We report our results in conformity with U.S. generally accepted accounting principles (GAAP). We use certain non-GAAP financial measures in this Proxy Statement to supplement our consolidated results presented in accordance with GAAP or as part of our executive compensation program. Our reconciliation of these non-GAAP financial measures is included in this Appendix.

While we believe that these non-GAAP financial measures are useful, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Organic Revenue Growth

Organic revenue growth represents the percentage change in revenue, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates, acquisitions and divestitures. Organic revenue growth should be considered in addition to, and not as a replacement for or as a superior measure to, revenue growth reported in accordance with GAAP. We believe that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers.

In this Proxy Statement, we report the Company’s organic revenue growth in 2016. The reconciliation of this non-GAAP financial measure is as follows:

Net Revenue (dollars in thousands)	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	Dollar Change	Percentage Change	Change from Currency	Change from Acquisitions	Organic Revenue Growth
Total Company	$1,775,423	$1,601,892	$173,531	10.8%	(0.8%)	0.2%	11.4%

Adjusted Constant Currency EPS Growth

Adjusted constant currency EPS growth represents the percentage change in earnings per share (diluted), as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates and excluding non-recurring items. Adjusted constant currency EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, earnings per share (diluted) growth reported in accordance with GAAP. We believe that reporting adjusted constant currency EPS growth provides useful information to investors by facilitating easier comparisons of our earnings per share performance with prior and future periods.

In this Proxy Statement, we report the adjusted constant currency EPS growth for 2016, which excludes the effect of an $8.2 million non-cash software impairment charge in the third quarter of 2015, which represents approximately $0.06 per share in earnings per share (diluted) for 2015, and the impact of changes in foreign currency exchange rates. We estimate the net impact of changes in foreign currency exchange rates on adjusted EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates.

2017 Proxy Statement	81

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The reconciliation of this non-GAAP financial measure is as follows:

	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	Year-over-Year Growth
Earnings per share (diluted)	$2.44	$2.05	19%
Impairment charge	–	0.06
Adjusted EPS	2.44	2.11	16%
Change from currency	0.20
Adjusted constant currency EPS	$2.64	$2.11	25%

Adjusted Constant Currency Operating Margin Improvement

Adjusted constant currency operating margin improvement represents the percentage change in operating margin, as compared to the same period for the prior year, net of the impact of changes in foreign currency exchange rates and excluding non-recurring items. Adjusted constant currency operating margin improvement should be considered in addition to, and not as a replacement of or a superior measure to, operating margin improvement reported in accordance with GAAP. We believe that reporting adjusted constant currency operating margin improvement provides useful information to investors by facilitating easier comparisons of our operating margin performance with prior and future periods.

In this Proxy Statement, we report the adjusted constant currency operating margin improvement for 2016, which excludes the effect of an $8.2 million non-cash software impairment charge in the third quarter of 2015, which represents approximately 50 basis points for operating margin for 2015, and the impact of changes in foreign currency exchange rates. We estimate the net impact of changes in foreign currency exchange rates on adjusted operating margin results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates.

The reconciliation of this non-GAAP financial measure is as follows:

Dollar amounts in thousands	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	Year-over-Year Change (basis points)
Revenue	$1,775,423	$1,601,892
Change from currency	14,105
Constant currency revenue	$1,789,528	$1,601,892
Income from operations	$350,239	$299,912
Operating margin	19.7%	18.7%	100 bps
Impairment charge	–	8,212
Adjusted income from operations	350,239	308,124
Adjusted operating margin	19.7%	19.2%	50 bps
Change from currency	24,180
Adjusted constant currency income from operations	$374,419	$308,124
Adjusted constant currency operating margin	20.9%	19.2%	170 bps

82

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

After-Tax Return on Invested Capital

After-tax return on invested capital represents our after-tax income from operations for the year ended December 31, 2016, divided by our average invested capital using the beginning and ending balance sheet values. After-tax return on invested capital, after-tax income from operations and average invested capital are not measures of financial performance under GAAP and should be considered in addition to, and not as a replacement of or a superior measure to, return on assets, net income, total assets or other financial measures reported in accordance with GAAP. We believe that reporting after-tax return on invested capital provides useful information to investors for evaluating the efficiency and effectiveness of our use of capital.

In this Proxy Statement, we report our after-tax return on invested capital for 2016. The reconciliation of this non-GAAP financial measure is as follows:

Amounts in thousands (except percentages)	For the Year Ended December 31, 2016
Numerator
Income from operations (as reported)	$350,239
After-tax income from operations (1)	241,665

Denominator	As of December 31, 2016	As of December 31, 2015
Total stockholders’ equity (deficit)	$(108,213)	$(83,995)
Line of credit	611,000	573,000
Long-term debt	593,110	597,085
Deferred tax liabilities - long term	39,287	49,389
Total invested capital	1,135,184	1,135,479
Average invested capital	1,135,332
After-tax return on invested capital	21%

(1) After-tax income from operations represents income from operations reduced by our reported effective tax rate of 31.0% for the year ended December 31, 2016. See Note 12 in the notes to our consolidated financial statements included in our 2016 Annual Report on Form 10-K for information on our effective tax rate.

2017 Proxy Statement	83

IDEXX LABORATORIES, INC.
ONE IDEXX DRIVE
WESTBROOK, ME 04092

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/IDXX2017

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E19983-P88297	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IDEXX LABORATORIES, INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Rebecca M. Henderson, PhD	☐	☐	☐

	1b.	Lawrence D. Kingsley	☐	☐	☐

	1c.	Sophie V. Vandebroek, PhD	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year (Proposal Two).	☐	☐	☐

3.	Advisory Vote on Executive Compensation. To approve a nonbinding advisory resolution on the Company's executive compensation (Proposal Three).	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:	1 Year	2 Years	3 Years	Abstain

4.	Advisory Vote on the Frequency of Advisory Votes on Executive Compensation. To recommend, by nonbinding advisory vote, the frequency of future advisory votes on the Company's executive compensation (Proposal Four). ☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.idexxproxymaterials.com.

E19984-P88297

IDEXX LABORATORIES, INC.

Proxy for the 2017 Annual Meeting of Stockholders

To Be Held on May 3, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Jonathan W. Ayers, Brian P. McKeon and Jacqueline L. Studer, and each of them, with full power of substitution, as proxies to represent and vote, as designated on the reverse side of this ballot, all shares of Common Stock of IDEXX Laboratories, Inc. (the "Company") which the undersigned would be entitled to vote at the 2017 Annual Meeting to be held at 1:00 PM EDT on Wednesday, May 3, 2017 at www.virtualshareholdermeeting.com/IDXX2017.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side